SCHEDULE 14A INFORMATION
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Silicon Graphics International Corp.
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Silicon Graphics International Corp.
46600 Landing Parkway
Fremont, CA 94538
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On December 2, 2011
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of Silicon Graphics International Corp., a Delaware corporation (the “Company”). The meeting will be held on Friday, December 2, 2011 at 9:00 a.m. local time at our executive offices located at 46600 Landing Parkway, Fremont, CA 94538 for the following purposes:

1.	To elect the Board’s seven nominees for director named herein to serve until the next annual meeting and until their successors are duly elected and qualified;

2.	To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending June 29, 2012;

3.	To conduct a non-binding advisory vote on executive compensation;

4.	To conduct a non-binding advisory vote on the frequency of holding future advisory votes on executive compensation;

5.
To reapprove the Internal Revenue Code Section 162(m) provisions of our 2005 Equity Incentive Plan (the “2005 Plan”) as well as approve (i) certain additional changes that ensure compliance with Section 162(m) of the Internal Revenue Code to preserve our ability to deduct for corporate income tax purposes compensation that qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code and (ii) certain additional changes to the 2005 Plan relating to share counting and administration of the 2005 Plan;

6.	To amend our 2005 Employee Stock Purchase Plan to increase the number of shares issuable thereunder by 800,000 shares; and

7.	To conduct any other business properly brought before the meeting and any postponement(s) or adjournment(s) thereof.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is October 7, 2011. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders' Meeting to Be Held on December 2, 2011 at 9:00 a.m. local time at our executive offices located at 46600 Landing Parkway, Fremont, CA 94538.

The proxy statement and annual report to stockholders are available at http://investors.sgi.com/annuals.cfm

By Order of the Board of Directors

/s/ Jennifer W. Pileggi
Jennifer W. Pileggi
Corporate Secretary

Fremont, California
October 21, 2011

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card, or vote over the telephone as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Silicon Graphics International Corp.
46600 Landing Parkway
Fremont, CA 94538
PROXY STATEMENT
FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
December 2, 2011
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
We have sent you these proxy materials because the Board of Directors (the “Board”) of Silicon Graphics International Corp. (sometimes referred to as the “Company” or “SGI”) is soliciting your proxy to vote at the 2011 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone. In addition, we are sending our stockholders an annual report that will accompany this proxy statement in accordance with SEC rules.
We intend to mail these proxy materials on or about October 27, 2011 to all stockholders of record entitled to vote at the annual meeting.
How do I attend the annual meeting?
The meeting will be held on Friday, December 2, 2011 at 9:00 a.m. local time at our executive offices located at 46600 Landing Parkway, Fremont, CA 94538. Information on how to vote at the annual meeting is discussed below.
Who can vote at the annual meeting?
Only stockholders of record at the close of business on October 7, 2011 will be entitled to vote at the annual meeting. On this record date, there were 32,331,666 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on October 7, 2011 your shares were registered directly in your name with SGI’s transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on October 7, 2011 your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar financial institution, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that financial institution. The financial institution holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
There are six matters scheduled for a vote:

•	Election of our seven nominees for director;

•
Ratification of selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent registered public accounting firm of the Company for its fiscal year ending June 29, 2012;

•	A non-binding advisory vote on executive compensation;

•	A non-binding advisory vote on the frequency of holding future advisory votes on executive compensation;

•
To reapprove the Internal Revenue Code Section 162(m) provisions of our 2005 Equity Incentive Plan (the “2005 Plan”) as well as approve (i) certain additional changes that ensure compliance with Section 162(m) of the Internal Revenue Code to preserve our ability to deduct for corporate income tax purposes compensation that qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code and (ii) certain additional changes to the 2005 Plan relating to share counting and administration of the 2005 Plan; and

•	To amend our 2005 Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares issuable thereunder by 800,000 shares.
What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “FOR” all the nominees to the Board of Directors or you may “WITHHOLD” your vote for any nominee you specify. With respect to Proposal No. 4, the advisory vote on the frequency of holding future advisory votes on executive compensation, you may vote ‘‘1 YEAR,’’ ‘‘2 YEARS,’’ ‘‘3 YEARS’’ or ‘‘ABSTAIN.’’ For each of the other matters to be voted on, you may vote “FOR” or “AGAINST” or abstain from voting. The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, or vote by proxy over the telephone. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•
To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•
To vote over the telephone, dial toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 9:00 p.m. Pacific Time on December 1, 2011 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from SGI. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or by Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of October 7, 2011.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the election of all seven nominees for director, “FOR” the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending June 29, 2012, “FOR” the non-binding advisory vote on the compensation of SGI’s named executive officers, “3 YEARS” for the non-binding advisory vote on the frequency of the advisory vote on executive compensation, “FOR” the reapproval of the Internal Revenue Code Section 162(m) provisions and the amendment of certain share counting and administrative provisions of the 2005 Plan, and “FOR” the increase in the number of authorized shares under our ESPP. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees and MacKenzie Partners, Inc. (“MacKenzie Partners”) may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies but MacKenzie Partners will be paid its customary fee, not to exceed $15,000 plus out-of-pocket expenses, if it solicits proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials and complete, sign and return each proxy card to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone.

•	You may send a timely written notice that you are revoking your proxy to SGI’s Corporate Secretary at 46600 Landing Parkway, Fremont, CA 94538.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone proxy is the one that is counted.
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are stockholder proposals due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by June 29, 2012 to our Corporate Secretary at 46600 Landing Parkway, Fremont, CA 94538; provided, however, that if our 2012 annual meeting is held before November 2, 2012 or after January 1, 2013, you must provide that specified information to us a reasonable time before we begin to print and send our proxy statement for our 2012 annual meeting. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director pursuant to our Bylaws, you must provide specified information to us between August 4, 2012 and September 3, 2012; provided, however, that if our 2012 annual meeting is held before November 2, 2012 or after January 1, 2013, you must provide that specified information to us between the 120th day prior to the 2012 annual meeting and not later than the 90th day prior to the 2012 annual meeting or the 10th day following the day on which we first publicly announce the date of the 2012 annual meeting. If you wish to do so, please review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.
How are votes counted?
Votes will be counted by the inspector of elections appointed for the meeting. With respect to Proposal No. 1 (Election of Directors), the inspector of elections will separately count “FOR” and “WITHHOLD” votes. Directors are elected by a plurality, with the seven nominees obtaining the most votes being elected. Because there is no minimum vote required, abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome. However, as described in Proposal No. 1 below, we have adopted a majority vote standard under our Bylaws, which means that directors may not be eligible to retain their Board seat if they receive a greater number of votes “AGAINST” than “FOR.” Under the majority vote standard, any shares that are not voted, whether by abstention, broker non-votes or otherwise, will not affect the election of directors, except to the extent that the failure to vote for an individual will result in another individual receiving a larger proportion of the votes cast.
With respect to Proposal Nos. 2 (Ratification of Auditors), 3 (Say-on-Pay), 5 (Approvals Regarding the 2005 Plan) and 6 (Amendment of the ESPP), the inspector of elections will separately count “FOR,” “AGAINST” and “ABSTAIN” votes. Each of these proposals must be approved by a majority of the shares present and entitled to vote on the proposal. As a result, abstentions will have the same effect as voting against the proposal, while broker non-votes will have no effect on the vote outcome.
With respect to Proposal No. 4 (Say-on-Frequency), the inspector of elections will separately count “1 Year,” “2 Year,” “3 Year” and “ABSTAIN” votes. The frequency period that receives the most votes (every one, two or three years) will be deemed to be the recommendation of the stockholders. As a result, any shares that are not voted, whether by abstention, broker non-votes or otherwise, will not affect the outcome of this proposal, except to the extent that the failure to vote for a particular frequency period may result in another frequency period receiving a larger proportion of the votes cast.
What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, including the election of directors, actions relating to equity compensation plans, mergers or stockholder proposals.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 32,331,666 shares outstanding and entitled to vote. Thus, the holders of at least 16,165,834 shares must be present in person or represented by proxy at the meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or the holders of a majority of the shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the annual meeting?
Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final votes are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What proxy materials are available on the internet?
The letter to stockholders, proxy statement, Form 10-K and annual report to stockholders are available at http://investors.sgi.com/annuals.cfm.

Proposal 1
Election of Directors
SGI’s Board of Directors consists of seven directors. There are seven nominees for director this year. Each director to be elected and qualified will hold office until the next annual meeting of stockholders and until his successor is elected, or, if sooner, until the director’s death, resignation or removal. Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders. The process by which our Nominating and Corporate Governance Committee identifies, evaluates and selects potential director nominees involves a variety of factors and criteria, all of which are described under Nominating and Corporate Governance Committee on page 12 below.
Although SGI does not have a formal policy regarding director attendance at our annual meetings, we intend to invite all of our directors to attend our annual meetings of stockholders. One of the seven members of SGI’s Board serving at the time of our 2010 annual meeting of stockholders attended the 2010 annual meeting of stockholders.
Because the number of nominees timely nominated for the 2011 Annual Meeting does not exceed the number of directors to be elected at the 2011 Annual Meeting, the 2011 election is an “uncontested election” under the Bylaws. As a result, directors will be elected if they receive more “FOR” votes than “Withheld” votes of the shares present in person or represented by proxy at the meeting and entitled to vote generally on the election of directors. Pursuant to SGI’s Bylaws, each of the nominees listed below has tendered an irrevocable resignation as a director, which resignation is conditioned upon both: (a) such director failing to have received more “FOR” votes than “Withheld” votes in an election; and (b) acceptance by the Board of Directors of such resignation.
Nominees
The following is a brief biography of each nominee for director and a discussion of the specific experience and qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director, as of the date of this proxy statement.

Name	Age	Position(s) with the Company
Mr. Mark J. Barrenechea	46	President and Chief Executive Officer
General Michael W. Hagee	67	Director
Mr. Charles M. Boesenberg	63	Director
Mr. Gary A. Griffiths	61	Director
Mr. Hagi Schwartz	49	Director
Mr. Ronald D. Verdoorn	61	Chairman of the Board of Directors
Mr. Douglas R. King	69	Director

Mark J. Barrenechea joined SGI (then Rackable Systems, Inc.) in November 2006 as a member of its board of directors, and in April 2007 became our President and Chief Executive Officer. The Nominating and Corporate Governance Committee concluded that Mr. Barrenechea should continue to serve as a director of the Company due to his extensive knowledge of our products and services, business, industry and customers. Among Mr. Barrenechea’s strengths is his exceptional ability to steer us through an incredibly competitive business environment. During Mr. Barrenechea’s tenure, he has led our strategy and execution, which has included our transformative acquisition of assets, and allowed us to enter and penetrate diverse new markets and geographic regions. Previously, Mr. Barrenechea served as Executive Vice President and CTO for CA, Inc. (“CA”) (formerly Computer Associates International, Inc.), a software company, from 2003 to 2006 and was a member of the executive management team. Prior to CA, Mr. Barrenechea served as Senior Vice President of Applications Development at Oracle Corporation, an enterprise software company, from 1997 to 2003, managing a multi-thousand person global team while serving as a member of the executive management team. From 1994 to 1997, Mr. Barrenechea served as Vice President of Development at Scopus, an applications company. Prior to Scopus Mr. Barrenechea was with Tesseract, an applications company, where he was responsible for reshaping the company’s line of human capital management software as Vice President of Development. Mr. Barrenechea holds a B.S. in Computer Science from Saint Michael’s College.
General Michael W. Hagee has been a member of SGI’s Board of Directors since February 2008. The Nominating and Corporate Governance Committee concluded that Mr. Hagee should continue to serve as a director of the Company due to his qualifications which include significant expertise and knowledge of the market segment and customers served by our SGI Federal business. His firsthand experience in successfully leading large, complex organizations also proves invaluable to the growth and management of our diverse global sales and services businesses, qualifying him as a diverse and highly skilled director on our Board. General Hagee is the head of MH Dimension Consulting, specializing in advising, counseling and training in topics such as ethical leadership, team building, mentoring and organizational efficiency. General Hagee retired from the Marine Corps in January 2007. From 2003 to 2006 General Hagee was a member of the Joint Chiefs of Staff as the 33rd Commandant of the United States Marine Corps. Prior to that, he was the Commanding General of the 1st Marine Expeditionary Force. In total, General Hagee served in the U.S. military for more than 43 years. General Hagee holds numerous military, civilian, and foreign decorations, including the Bronze Star with Valor, National Intelligence Distinguished Service Medal, and Defense Distinguished Service Medal. General Hagee graduated with distinction from the U.S. Naval Academy in 1968 with a B.S. in Engineering. General Hagee also holds an M.S. in Electrical Engineering from the U.S. Naval Postgraduate School and an M.A. in National Security and Strategic Studies from the Naval War College. General Hagee currently serves as a member of the board of directors of Cobham, plc, a publicly traded British manufacturing company.
Charles M. Boesenberg has been a member of SGI’s Board of Directors since August 2006. The Nominating and Corporate Governance Committee concluded that Mr. Boesenberg should continue to serve as a director of the Company due to his diverse, extensive experience as a director of public company boards and business executive within our industry. Mr. Boesenberg’s previous experience in both business leadership and public company director service extends his range of knowledge, providing the Board with important perspectives as it leads and guides the Company from business and governance perspectives. Mr. Boesenberg has served as Executive Chairman of the board of directors of Callidus Software from November 2007 until November 2008 and as Non-Executive Chairman of the board of directors since November 2008. From January 2002 to June 2006, Mr. Boesenberg served as Chief Executive Officer and, beginning in August 2002, Chairman of the board of directors at NetIQ Corp, a provider of integrated systems and security management solutions. Prior to joining NetIQ, Mr. Boesenberg held senior executive positions at IBM and Apple and served as president and chief executive officer of Central Point Software, Magellan and Integrated Systems. Mr. Boesenberg currently serves as a member of the board of directors of Callidus Software, a publicly traded provider of sales performance management and incentive compensation software, as Chairman of the board of directors at Ancestry.com, Inc., a publicly traded provider of online family history, as a director at Boingo Wireless, Inc., a publicly traded Wi-Fi software and services provider and as a director at Keynote Systems, a publicly traded provider of on-demand test and measurement products for mobile communications, VoIP, streaming, and Internet performance. He has also previously served on the boards of directors of Symantec, Interwoven, Macromedia, Onyx Software, Epicor Software and Maxtor. Mr. Boesenberg holds a B.S. in Mechanical Engineering from the Rose Hulman Institute of Technology and an M.S. in Business Administration from Boston University.
Gary A. Griffiths has been a member of SGI’s Board of Directors since November 2004. The Nominating and Corporate Governance Committee concluded that Mr. Griffiths should continue to serve as a director of the Company due to his extensive executive leadership experience in both large complex and globally established companies, as well as his successful entrepreneurial accomplishments, throughout his career. This diversity and expertise contributes to the Board’s ability to provide insights and business guidance as we execute our strategy. In December 2009, Mr. Griffiths co-founded Trapit, Inc., an internet service that aggregates, filters, and curates personalized web content, as Chief Executive Officer. In July 2008, Mr. Griffiths joined LiteScape Technologies, Inc., a company focused on unifying various communication technologies over VoIP, as Chief Executive Officer and Chairman. Upon the acquisition in May 2007 by Cisco Systems, Inc. of WebEx Communications, Inc., a provider of web-based conferencing solutions, Mr. Griffiths became a Vice President at Cisco, where he remained until April 2008. Mr. Griffiths joined WebEx in December 2005 as Vice President of Products, and became President of WebEx, where he remained until May 2007. From June 1999 to July 2005, Mr. Griffiths was Chairman, President and Chief Executive Officer at Everdream Corporation, a technology services company. Mr. Griffiths holds a B.S. in Aerospace Engineering from the United States Naval Academy and an M.S. from George Washington University.
Hagi Schwartz has been a member of SGI’s Board of Directors since August 2004. The Nominating and Corporate Governance Committee concluded that Mr. Schwartz should continue to serve as a director of the Company due to his financial expertise and significant audit and financial reporting knowledge, including his experience as Chief Financial Officer and service as a director on the boards of directors of several prominent public companies in our industry. Mr. Schwartz’s success as a venture capitalist across a variety of technology interests, both domestically and internationally, also provides the Board with a seasoned entrepreneurial perspective, together with a valuable network of contacts around the world. This diverse and extensive experience qualifies Mr. Schwartz as a highly skilled contributor to our business, and as an expert resource to our Board and Company. Mr. Schwartz is currently a venture partner at Western Technology Investment. Since February 2005, Mr. Schwartz has been a Managing Director of Magnolia Capital, an investment advisory firm. From February 2003 to August 2005, Mr. Schwartz was Chief Financial Officer of HyperRoll, Inc., a provider of high-performance database aggregation and summarization software. From September 2000 to July 2002, Mr. Schwartz was Chief Financial Officer of ATRICA, Inc., a telecommunications company. From October 1999 to May 2000, Mr. Schwartz was Chief Financial Officer at Noosh, Inc., a print management software company. From January 1996 to September 1999, Mr. Schwartz served as Vice President of Finance and Chief Financial Officer of Check Point Software, Inc., a software company. Mr. Schwartz also served on the board of directors of BigFix, Inc., through its successful acquisition by IBM. Mr. Schwartz has a B.A. in Economics and Accounting from Bar Ilan University. Mr. Schwartz is a Managing Director of Magnolia Capital Partners LTD, which provides corporate advisory services to its clients in Israel and the United States, and which has entered into a solicitation and referral agreement with one of the underwriters in our public offerings.
Ronald D. Verdoorn joined SGI as a director in March 2005 and was elected Chairman of the Board of Directors in January 2006. The Nominating and Corporate Governance Committee concluded that Mr. Verdoorn should continue to serve as Chairman and a director of the Company due to his extensive experience in the operational and managerial requirements of public technology-based companies. This diverse and extensive experience qualifies Mr. Verdoorn as a highly-skilled contributor to our business, possessing and offering unique expertise regarding our strategic vision, management and operations. Mr. Verdoorn currently serves as Chief Executive Officer and as a director of FastWrap USA, LLC, a shrink wrap company specializing in boat wrap, building wrap and large industrial shrink wrap projects. From January 1999 to 2002, Mr. Verdoorn served as Executive Vice President of Global Operations for Affymetrix, Inc., a company specializing in the development of technology for acquiring and managing complex genetic information for use in biomedical research, genomics and clinical diagnostics, following which he continued as a consultant until December 2003. From 1997 to 1999, Mr. Verdoorn served as an independent consultant to the hard disk drive industry. From 1983 to 1997, Mr. Verdoorn held a number of positions with Seagate Technology, Inc., most recently as Executive Vice President and Chief Operating Officer of Storage Products. Mr. Verdoorn has a B.A. in Sociology from Linfield College.
Douglas R. King has been a member of SGI’s Board of Directors since February 2008. The Nominating and Corporate Governance Committee concluded that Mr. King should continue to serve as a director of the Company due to his extensive financial and accounting expertise. He brings invaluable capabilities in financial understanding, business perspective and auditing issues. Through collaboration with our independent auditors and senior management team, Mr. King provides clarity and focus for the Company’s Audit Committee, allowing this vital function to guide the Company’s compliance with current audit issues. This experience qualifies Mr. King as a highly skilled contributor to our business, the Company and the Board. Mr. King is a Certified Public Accountant with more than 30 years of experience in the accounting industry. Mr. King most recently served as the Managing Partner of the San Francisco office of Ernst & Young LLP, from which he retired in 2002. Currently, Mr. King serves on the boards of directors of: SJW Corp (as Chairman of the Audit Committee and member of the Executive Compensation and Finance Committees) and of the private company Adaptive Spectrum and Signal Alignment, Inc. Prior to that, Mr. King served as a director, Chairman of the Audit Committee and a member of the Governance, Compensation and Special Committees of Marvell Technology Group and a director, Chairman of the Audit Committee and member of the Governance Committee of Fuel Systems Solutions, Inc. Mr. King has a B.S. in Psychology and Business from the University of Wisconsin (Madison) and an M.B.A. from the University of Arkansas.
The Board of Directors Recommends a Vote "For" Each Named Nominee.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of The Board of Directors
As required under the NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NASDAQ, as in effect from time to time.
Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and SGI, its senior management and its independent auditors, the Board affirmatively has determined that the following directors are independent directors within the meaning of the applicable NASDAQ listing standards: General Hagee, Mr. Boesenberg, Mr. Griffiths, Mr. King, Mr. Schwartz and Mr. Verdoorn. In making its determination, the Board found that none of these directors or nominees for director have a material or other disqualifying relationship with SGI. Mr. Barrenechea, our Chief Executive Officer, is not an independent director.
Board Leadership Structure
SGI’s Board of Directors has an independent chair, Mr. Verdoorn, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Board Chair enhances the effectiveness of the Board as a whole.
Role of Board in Risk Oversight
SGI’s management team is responsible for identifying and reviewing risks facing our company, including, without limitation, strategic, operational, financial and regulatory risks and meets regularly as part of such responsibility to review and discuss our risk exposure on a day-to-day basis. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, SGI’s Board is responsible for monitoring and assessing strategic risk exposure while SGI’s Audit Committee is responsible for considering and discussing major financial risk exposures and the steps management has taken to monitor and control these exposures (including the development of guidelines and policies to govern the process by which risk assessment and management is undertaken). The Audit Committee regularly reviews enterprise risk management programs and initiatives and monitors compliance with securities and financial regulations, in addition to overseeing and scoping the audit work performed by the Company and its consultants in the area of internal audit for compliance with the Sarbanes-Oxley Act. SGI’s Nominating and Corporate Governance Committee monitors the effectiveness of its corporate governance guidelines. As discussed more fully below, SGI’s Compensation Committee assesses and monitors whether any of its compensation policies and programs has the potential to encourage excessive risk-taking. To the extent any risks identified by each standing committee of the Board are material to SGI’s strategic, operational, financial or regulatory matters or otherwise merit discussion by the whole Board, the respective committee chairman will raise risks at the next scheduled meeting of the Board. The Audit Committee of the Board meets at least quarterly to review SGI’s major financial risk exposures in connection with various matters, including the filing of SGI’s quarterly reports with the SEC. The other committees of the Board meet at least annually to review and discuss each committee’s respective areas of oversight and related risk exposures in such areas. The Board and its committees periodically receive risk management updates through business reports from management provided at meetings of the Board or its committees throughout the year. Following consideration of the information provided by management, the Board provides feedback and makes recommendations, as needed, to help minimize our risk exposure.
The Compensation Committee reviewed the Company’s compensation programs and has concluded that SGI’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. SGI management assessed the Company’s executive and broad-based compensation and benefits programs on a worldwide basis to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature, and delivered a report of their assessment to the Compensation Committee. This risk assessment process included a review of program policies and practices; program analysis to identify risk and risk control related to the programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, risk control and the support of the programs and their risks to Company strategy. Although we reviewed all compensation programs, we focused on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout. Base salary and performance-based compensation are generally uniform in design and operation throughout the Company and with all levels of employees. The Company’s compensation policies and practices are centrally designed and administered, and are substantially identical at each business unit. Field sales and service personnel are paid primarily on a commission basis, but all of our officers (excluding our Senior Vice President – Worldwide Sales and our Senior Vice President – Services) are paid under the programs and plans for non-sales employees.
Based on the foregoing, we believe that our compensation policies and practices do not create inappropriate or unintended significant risk to the Company as a whole. We also believe that our incentive compensation arrangements provide incentives that: do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks; are compatible with effective internal controls and the risk management practices of SGI; and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.
Meetings of The Board of Directors
The Board of Directors met 12 times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served, held during the portion of the last fiscal year for which he was a director or committee member.
As required under applicable NASDAQ listing standards, in fiscal year 2011, the Company’s independent directors met 6 times in regularly scheduled executive sessions at which only independent directors were present.
Information Regarding Committees of the Board of Directors
The Board has four committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Strategic Planning Committee. The following table provides membership and meeting information for fiscal 2011 for each of the Board committees:

Type of Meeting Held	Number of Meetings
Board	12
Audit Committee (“AUD”)	11
Compensation Committee (“COM”)	10
Nominating and Corporate Governance Committee (“NOM”)	4
Strategic Planning Committee (“STRAT”)	1

Director	Board Meetings Attended	Committee Meetings Attended
Mark J. Barrenechea (1)	12 of 12	n/a
Michael W. Hagee	10 of 12	3 of 4 NOM 1 of 1 of STRAT
Charles M. Boesenberg	9 of 12	11 of 11 AUD 10 of 10 COM
Gary A. Griffiths	12 of 12	4 of 4 NOM 10 of 10 COM
Hagi Schwartz	10 of 12	10 of 11 AUD 1 of 1 of STRAT
Ronald D. Verdoorn	12 of 12	10 of 10 COM 1 of 1 of STRAT
Douglas R. King	12 of 12	11 of 11 AUD 4 of 4 NOM

_________________________

(1)	Mr. Barrenechea did not serve on any committees.

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other advisors or consultants as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
The Audit Committee of the Board oversees our corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of, and assesses the qualifications of, the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on SGI’s audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements with management and the independent auditor. Three directors currently comprise the Audit Committee: Messrs. King (Chairman), Boesenberg, and Schwartz. The Board has adopted a written Audit Committee Charter, which can be found on our investor website at www.investors.sgi.com under Governance Documents.
The Board annually reviews the NASDAQ listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards). The Board has determined that Messrs. King, Schwartz and Boesenberg all qualify as “audit committee financial experts,” as defined in applicable SEC rules. The Board made a qualitative assessment of Messrs. King’s, Boesenberg’s and Schwartz’s level of knowledge and experience based on a number of factors, including: Mr. King’s past experience as a managing partner at Ernst & Young, LLP, and his experience as an audit committee member and chairman for numerous public companies; Mr. Boesenberg’s past experience as president, chief executive officer and audit committee member of numerous public companies; and Mr. Schwartz’s past professional experience as the chief financial officer of various companies.
Compensation Committee
The Compensation Committee reviews and approves the Company’s overall compensation strategy and policies, as set out more fully below.
The Compensation Committee of the Board is comprised of three non-employee directors of SGI: Messrs. Boesenberg (Chairman), Verdoorn, and Griffiths, each of whom the Board has determined to be “independent” as defined by the listing standards of NASDAQ. In addition, all Compensation Committee members are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), to allow SGI a tax deduction for certain employee compensation exceeding $1,000,000 for an individual. All Compensation Committee members are also “outside directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) to allow SGI to exempt certain option grants and similar transactions from the short-swing profits prohibition of Section 16 of the Exchange Act. The Compensation Committee has delegated the authority to the New Hire Stock Option Committee, under the leadership of the CEO, to approve non-officer new hire options grants. The Board has adopted a written Compensation Committee Charter, which can be found on our investor website at www.investors.sgi.com under Governance Documents.
The duties and responsibilities of the Compensation Committee include:

•	Overseeing SGI’s overall compensation practices, policies and programs and assessing whether SGI’s compensation structure establishes appropriate incentives for management and employees;

•	Assessing material adverse risks facing the Company arising from the Company’s compensation policies and practices, and considering ways to address those risks;

•
Reviewing, modifying (as necessary) and approving corporate performance goals and objectives relevant to the compensation of SGI’s executive officers and senior management and evaluating the performance of such individuals in light of those goals and objectives;

•	Evaluating and recommending to the Board the compensation plans and programs advisable for the Company and establishing policies with respect to equity compensation arrangements;

•	Reviewing and approving the terms of employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management;

•
Determining and approving the compensation and other terms of employment of SGI’s CEO, including determining the corporate goals and objectives relevant to his compensation, and evaluating his performance in light of those goals and objectives;

•	Reviewing compensation programs and determining the compensation of SGI’s executive officers;

•	Reviewing compensation programs and determining the compensation of SGI’s Board members;

•	Evaluating and, in certain cases, amending and administering SGI’s general compensation plans, including bonus plans, equity incentive and stock purchase plans, and similar programs;

•	Reviewing, discussing and assessing the Compensation Committee’s own performance at least annually; and

•
Preparing and reviewing SGI’s Compensation Discussion and Analysis and related disclosures that are required be included in SGI’s annual proxy statement in accordance with the rules and regulations of the SEC.

The Compensation Committee has full access to all books, records, facilities and personnel of SGI as deemed necessary or appropriate by any member of the Compensation Committee to discharge his or her responsibilities under its charter. The Compensation Committee has the authority to obtain, at the expense of SGI, advice and assistance from internal or external legal, accounting or other advisors and consultants. In addition, the Compensation Committee has sole authority to retain and terminate any compensation consultant to assist in the evaluation of director, chief executive officer or senior executive compensation, including sole authority to approve such consultant’s reasonable fees and other retention terms, all at SGI’s expense. The Compensation Committee has the authority to incur other reasonable expenditures for external resources that the Compensation Committee deems necessary or appropriate in the performance of its duties, as addressed by The Dodd-Frank Wall Street Reform and Consumer Protection Act.
In fiscal 2011, the Compensation Committee retained the services of independent counsel to assist in the discharge of the duties of the Compensation Committee and also retained the services of an independent compensation consultant, Radford, an Aon Consulting Company (“Radford”) for advice regarding the compensation of SGI’s directors and for advice regarding equity to be granted to SGI’s executive officers. The Compensation Committee believes that having an independent evaluation of director compensation and executive officer equity compensation is a valuable tool for the Compensation Committee and SGI’s stockholders. Radford has not been engaged to perform any other work for SGI. The Compensation Committee has continued to engage Radford in fiscal 2012 to advise it regarding director and executive compensation programs, review and analysis of compensation data, CEO compensation and related matters.
The Compensation Committee, in consultation with Radford, reviews SGI’s compensation practices, policies and programs for all employees, including the named executive officers, to assess the risks associated with such practices, policies and programs. The risk-mitigating factors considered by the Compensation Committee, in addition to those described in the section above entitled, Role of Board in Risk Oversight, include:

•	the use of different types of compensation that provide a balance of short-term and long-term incentives with fixed and variable components;

•	SGI’s stock ownership guidelines for executive officers;

•	caps on bonus awards to limit windfalls; and

•	the named executive officers must obtain permission from SGI’s Chief Financial Officer before the sale of any shares of SGI common stock, even during an open trading period.

The specific determinations of the Compensation Committee with respect to executive compensation for fiscal year 2011 are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.
The Compensation Committee held 10 meetings during fiscal 2011.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
As noted above, our Compensation Committee currently consists of Mr. Boesenberg, Mr. Verdoorn and Mr. Griffiths. No member of our Compensation Committee served as an officer or employee of SGI during fiscal 2011. No member of our Board or our Compensation Committee served as an executive officer of another entity that had one or more of our executive officers serving as a member of that entity’s board or compensation committee.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors of SGI, reviewing and evaluating incumbent directors, selecting candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board and developing a set of corporate governance principles for SGI. The Board has adopted a written Nominating and Corporate Governance Committee Charter, which can be found on our investor website at www.investors.sgi.com under Governance Documents. Three directors comprise the Nominating and Corporate Governance Committee: Mr. Griffiths (Chairman), Mr. King, and General Hagee. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards).
The Nominating and Corporate Governance Committee believes that nominees for director of SGI should possess the following minimum criteria: be able to read and understand basic financial statements; be over 21 years of age; and have the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider the following additional criteria for nominees for director of SGI: the candidate’s relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of SGI, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, and having the commitment to rigorously represent the long-term interests of our stockholders. The Nominating and Corporate Governance Committee evaluates candidates for director nominees in the context of the current composition of the Board, the operating requirements of SGI, and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers the criteria for director qualifications set by the Board, as well as diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and SGI to maintain a balance of knowledge, experience and capability. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and Nominating and Corporate Governance Committee believe that it is essential that the Board members represent diverse viewpoints. In considering candidates for the Board, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards. Further, in the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to SGI during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.
The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates, other than with respect to the search conducted to identify Mr. King and General Hagee.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, but the Nominating and Corporate Governance Committee did not receive any proposals from stockholders with respect to director nominees in connection with this year’s annual meeting. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Silicon Graphics International Corp. at 46600 Landing Parkway, Fremont, CA 94538 in accordance with the notice requirements set forth in SGI’s Bylaws. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Strategic Planning Committee
The Strategic Planning Committee is responsible for performing an initial review and consideration of potential strategic transactions and consulting with the Chief Executive Officer as necessary to provide direction regarding the terms, scope and direction of management’s activities and discussions regarding any such potential transaction. The Board has adopted a written Strategic Planning Committee Charter, which can be found on our investor website at www.investors.sgi.com under Governance Documents. Three directors comprise the Strategic Planning Committee: Mr. Schwartz (Chairman), Mr. Verdoorn and General

Hagee.
Stockholder Communications With The Board Of Directors
Our Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders wishing to communicate with the Board or an individual director may send a written communication addressed as follows: SGI Board Communication, 46600 Landing Parkway, Fremont, CA 94538. Any communication sent must state the number of shares owned by the security holder making the communication. Our corporate secretary will review each communication and forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication is in the nature of advertising, promotions of a product or service, unduly frivolous, hostile, threatening or similarly inappropriate, in which case our corporate secretary shall discard the communication.
CORPORATE GOVERNANCE
Corporate Governance Guidelines
The Board serves as our ultimate decision-making body, except with respect to matters reserved for the decision of our stockholders. The Board has adopted Corporate Governance Guidelines to assist in the performance of its responsibilities.
The Corporate Governance Guidelines provide, among other things, and in addition to the corporate governance matters described above, as follows:

1.	The Board of Directors, which is elected annually (we do not have a staggered board), will periodically review the appropriate size of the Board.

2.
It is the policy of the Board of Directors that our Chairman of the Board and Chief Executive Officer shall be different individuals, and if our Chairman of the Board is not an independent director, that we will have an independent director serve as our Lead Independent Director.

3.
Board members may serve as a board member on no more than four additional public companies, and our Chief Executive Officer can serve as a board member on no more than two additional public companies. In addition, no member of our Audit Committee can serve on the audit committee of more than two additional public companies without the prior approval of our Chairman of the Board.

4.
In uncontested elections, if a Board member receives more “withheld” votes than “FOR” votes, then our Nominating and Corporate Governance Committee will recommend to the Board of Directors whether to accept the resignation of such director, and the Board will accept the resignation absent compelling circumstances to the contrary. Further, the director subject to that determination will not participate in the decision as to whether to accept the resignation.

5.	Directors who retire from their employment or materially change their position should offer to resign from the Board.

6.
Directors are expected to participate in continuing education programs endorsed by Institutional Shareholder Services or the National Association of Corporate Directors as necessary in order to maintain the necessary level of expertise to perform their responsibilities as directors.

7.	Directors are expected to hold, after one year of service, stock ownership in SGI with a market value at least equal to the annual retainer payable to directors.

8.	Assessments of the performance of the Board and its committees will be conducted annually, as well as assessments of each director’s performance.
Stockholders may request a free copy of the guidelines by submitting a written request to Silicon Graphics International Corp., Attention: Corporate Secretary, 46600 Landing Parkway, Fremont, CA 94538. These guidelines can be found on our investors website at www.investors.sgi.com under Governance Documents.

Code of Business Conduct & Ethics
We have adopted the Silicon Graphics International Corp. Code of Business Conduct & Ethics that applies to all officers, directors and employees, including the principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct & Ethics can be found on our investor website at www.investors.sgi.com under Governance Documents.
Stockholders may request a free copy of the code by submitting a written request to Silicon Graphics International Corp., Attention: Corporate Secretary, 46600 Landing Parkway, Fremont, CA 94538. If we make any substantive amendments to our Code of Business Conduct & Ethics or grant any waiver from a provision of the code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.
DIRECTOR STOCK OWNERSHIP GUIDELINES
Our Corporate Governance Guidelines provide that each director who has served on the Board for at least one year is expected to own shares of SGI’s common stock with a market value at least as high as the amount of his or her annual cash base retainer.
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS (1)
The primary purpose of the Audit Committee is to assist the Board in its general oversight of SGI’s financial reporting process. The Audit Committee’s function is more fully described in its charter, which can be found on our investor website at www.investors.sgi.com under Governance Documents. The Audit Committee reviews the charter on an annual basis. The Board annually reviews the NASDAQ listing standards’ definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard.
Our management has primary responsibility for preparing our financial statements, ensuring the integrity of such data and establishing the financial reporting process, including our systems of internal controls. Deloitte & Touche LLP, our independent registered public accounting firm, is responsible for performing an audit of our consolidated financial statements, and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles in the United States. The Audit Committee’s responsibility is to oversee and review this process.
In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended June 24, 2011 with management of the Company, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee has discussed with the independent auditors its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent accountants required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent accountants the independent accountants’ independence.
_________________________
(1)The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of SGI under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Based on the foregoing, and in reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 24, 2011.

Respectfully submitted,
The Audit Committee of the Board of Directors

Douglas R. King (Chairman)
Charles M. Boesenberg
Hagi Schwartz

Proposal 2

Ratification of Selection of Independent Auditors
The Audit Committee of the Board has selected Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending June 29, 2012 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the annual meeting. Deloitte & Touche LLP has audited the Company’s financial statements since our inception as a Delaware corporation in December 2002, and before that it audited SGI’s predecessor entities. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither SGI’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as SGI’s independent auditors. However, the Audit Committee of the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of SGI and its stockholders.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Deloitte & Touche LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
Principal Accountant Fees and Services
The following table presents fees for professional audit services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) for the audit of our annual financial statements and fees billed for all other services rendered by the Deloitte Entities for the fiscal years ended June 24, 2011 (“2011”) and June 25, 2010 (“2010”).

	2011	2010
	(in thousands)
Audit Fees (a)	2,126	2,394
Audit-related Fees	—	—
Tax Fees (b)	159	272
All Other Fees (c)	—	24
Total Fees	2,285	2,690
_________________________

(a)
Consists of the audit of our annual financial statements, the audit of our internal control over financial reporting, review of financial statements included in our Form 10-Q quarterly reports, and services that are normally provided by the independent registered public accounting firm in connection with statutory audit and regulatory filings, for those fiscal years.

(b)	Consists of fees for tax consulting services not directly related to the audit billed in 2011 and 2010.

(c)	Consists of fees for accounting research tools and other miscellaneous fees for consulting services not directly related to the audit.

All fees described above were approved by the Audit Committee.
Pre-Approval Policies and Procedures.
As required by Section 10A(i)(1) of the Exchange Act, all non-audit services to be performed by SGI’s principal accountants must be approved in advance by the Audit Committee of the Board, subject to certain exceptions relating to non-audit services accounting for less than five percent of the total fees paid to its principal accountants which are subsequently ratified by the Audit Committee (the De Minimus Exception). The Audit Committee has established procedures by which the Chairperson of the Audit Committee may pre-approve such services provided the Chairperson reports the details of the services to the full Audit Committee at its next regularly scheduled meeting and the fees for such services prior to such report do not exceed $50,000 in the aggregate. None of the non-audit services described above were performed pursuant to the De Minimus Exception during fiscal 2011.

The Audit Committee has determined that the rendering of the services other than audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant’s independence.
The Board of Directors Recommends A Vote “FOR” Proposal 2

Proposal 3
Advisory Vote on Executive Compensation
Background to the advisory vote
The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which is called the Dodd-Frank Act in this proxy statement, and Section 14A of the Exchange Act entitle SGI’s stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of the named executive officers as disclosed in this proxy statement.
SGI has a ‘‘pay-for-performance’’ philosophy that forms the foundation of all decisions regarding compensation of SGI’s named executive officers. This compensation philosophy, and the program structure approved by the Compensation Committee, is central to our ability to attract, retain and motivate individuals who can achieve superior financial results. We believe this approach, which has been used consistently over the years, has resulted in SGI’s ability to attract and retain the executive talent necessary to guide SGI during a period of tremendous growth and transformation. Our executive compensation program seeks to accomplish these goals in a way that rewards performance and is aligned with our stockholders’ long-term interests by emphasizing long-term equity awards as well as achievement of various financial and operational goals. Our total stockholder return over the prior fiscal one and fiscal two year periods was approximately 90% and 78%, respectively.
The Compensation Discussion and Analysis, beginning on page 36 of this proxy statement, describes our executive compensation program and the decisions made by the Compensation Committee in fiscal 2011 in more detail. Highlights of the program include the following:

•
On July 27, 2010 the Compensation Committee approved a short term incentive plan (the “2011 STIP”) for fiscal 2011, from which awards were paid only upon achievement of specified Company performance goals.

•
The Compensation Committee maintained equity compensation at approximately the 50th percentile of our Peer Group (as defined in the Compensation Discussion and Analysis, below) to be consistent with our philosophy of favoring equity

•	The Compensation Committee did not increase the base salaries of its named executive officers but maintains the 50th percentile of our Peer Group as our target base salary compensation.

We believe the compensation program for our named executive officers is an important component of our strong performance. In addition to the one- and two-year performance of our stock noted above, below are our financial highlights from fiscal 2011:

•	Record Fiscal 2011 Revenue. GAAP Revenue $629.6 million, up 56% year over year; Non-GAAP Revenue $641.8 million, up 22% year over year.

•	Strong Fiscal 2011 Gross Margin. GAAP Gross Margin 27.0%, up 478 basis points year over year; Non-GAAP Gross Margin 29.2%, up 192 basis points year over year.

•	GAAP EPS of ($0.69) compared to ($2.95) in fiscal 2010; Non-GAAP EPS of $0.57 compared to ($0.82) in fiscal 2010.

•	Cash and investments of $140.8 million, up 1.7% year over year and debt-free.

We are asking for stockholder approval of the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules, which disclosures include the disclosures under ‘‘Compensation Discussion and Analysis,’’ the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement.
In accordance with recently adopted Section 14A of the Exchange Act, SGI is asking stockholders to approve the following advisory resolution at the 2011 Annual Meeting of Stockholders:
RESOLVED, that the compensation paid to SGI’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.
This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee value the opinions of our stockholders and will review and consider the voting results when evaluating our executive compensation program.
The Board of Directors Recommends A Vote “FOR” Proposal 3

Proposal 4
Advisory Vote on the Frequency of Holding Future Advisory Votes on Executive Compensation
Background To The Advisory Vote
In Proposal 3 above, SGI stockholders were asked to vote on an advisory resolution on the executive compensation of our named executive officers. Pursuant to recently adopted Section 14A of the Exchange Act, in this Proposal 4, stockholders are able to indicate how frequently they believe an advisory “say-on-pay” vote, as included in Proposal 3, should occur. By voting on this Proposal 4, stockholders may indicate whether they prefer that SGI hold an advisory “say-on-pay” vote every year, every two years or every three years.
Reasons for the Board Recommendation
After careful consideration of the reasons described below, the Board believes that conducting an advisory vote on executive compensation every three years, or a triennial vote, is appropriate for SGI and its stockholders at this time.
Because of its emphasis on equity compensation, our executive compensation program is designed to support long-term value creation, and a triennial vote will allow stockholders to better judge our executive compensation program in relation to our long-term performance. As described in the Compensation Discussion and Analysis section, one of the core principles of our executive compensation program is to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. We grant equity awards with multi-year vesting periods to encourage our named executive officers to focus on long-term performance, and we accordingly recommend a triennial vote to allow our executive compensation programs to be evaluated over a similar time-frame and in relation to our long-term performance. In addition, a triennial vote will provide stockholders additional time to evaluate the effectiveness of our executive compensation policies and decisions and the related business outcome from a pay-for-performance perspective.
A triennial vote will provide us with the time to thoughtfully respond to stockholders’ sentiments and to implement changes. We carefully consider changes to our program to maintain the effectiveness and consistency of the program, which is important in motivating and retaining our employees.
Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. This advisory vote on the frequency of future advisory “say-on-pay” votes is non-binding on the Board. The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on “say-on-pay” that has been selected by our stockholders. However, because this vote is advisory and not binding, the Board may in the future decide to conduct advisory votes on a more or less frequent basis.

The Board of Directors Recommends A Vote to Conduct Future Advisory Votes on Executive Compensation Every Three Years

Proposal 5
Approval to Amend our 2005 Equity Incentive Plan
We are asking our stockholders to approve an amendment to our 2005 Equity Incentive Plan, which we refer to as the “2005 Plan,” to reapprove the Internal Revenue Code Section 162(m) provisions of our 2005 Plan as well as approve certain additional changes that ensure compliance with Section 162(m) of the Internal Revenue Code to preserve our ability to deduct for corporate income tax purposes compensation that qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code and approve certain additional changes relating to share counting and administration of our 2005 Plan. The Board believes that in order to attract, retain and motivate the best possible candidates for positions of responsibility, SGI must continue to offer a competitive equity incentive program and believes awards should remain deliverable to the maximum extent possible under the 2005 Plan. As of June 24, 2011, 1,645,911 shares remained available for future grants and awards under the 2005 Plan. There are also 819,127 shares available to grant under the Company’s 2006 New Incentive Plan and 70,333 shares available to grant under the Company’s 2005 Non-Employee Director Stock Option Plan. See Equity Compensation Plan Information beginning on page 33 below for additional information.

The following paragraphs summarize some of the material differences between the 2005 Plan and the 2005 Plan, as proposed to be amended. This comparative summary is qualified in its entirety by reference to the actual text of the 2005 Plan, as proposed to be amended, set forth as Appendix A.

•
If Proposal 5 is approved, the 2005 Plan, as amended, would allow the Company to continue to deduct in full for federal income tax purposes the compensation recognized by its executive officers in connection with certain awards granted under the 2005 Plan, as amended. Section 162(m) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit. To enable compensation in connection with awards granted under the 2005 Plan, as amended to qualify as “performance-based” within the meaning of Section 162(m), the 2005 Plan, as amended, has been drafted to reduce the limitations on the number of shares that may be granted on an annual basis through individual awards from 2,000,000 shares in all cases to the following limits. Approval of this limitation is required to allow the Company to be eligible to receive income tax deductions under Section 162(m).

Award Type	General Fiscal Year Limit	Additional Amount in Connection with Initial Service as an Employee
Stock Options	1,000,000 shares	2,000,000 shares
Stock Appreciation Rights	1,000,000 shares	2,000,000 shares
Restricted Stock/Stock	500,000 shares	500,000 shares
Restricted Stock/Stock Units	500,000 shares	500,000 shares

•
Specific performance criteria currently in the 2005 Plan are required to be reapproved to permit deductibility of performance awards conditioned upon the satisfaction of performance objectives, which in turn will allow us to be eligible to receive income tax deductions under Section 162(m). The current (and proposed for reapproval) performance criteria are any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) net earnings; (v) total shareholder return; (vi) return on equity; (vii) return on assets, investment, or capital employed; (viii) operating margin; (ix) gross margin; (x) operating income; (xi) net income (before or after taxes); (xii) net operating income; (xiii) net operating income after tax; (xiv) pre- and after-tax income; (xv) pre-tax profit; (xvi) operating cash flow; (xvii) sales or revenue targets; (xviii) increases in revenue or product revenue; (xix) expenses and cost reduction goals; (xx) improvement in or attainment of expense levels; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) customer satisfaction; (xxx) total stockholder return; (xxxi) stockholders’ equity; and (xxxii) other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the stock award Agreement. The Board shall, in its sole discretion, define the manner of calculating the performance criteria it selects to use for such performance period. The Board is authorized at any time in its sole discretion, to adjust or modify the calculation of a performance goal for such performance period in order to prevent the dilution or enlargement of the rights of participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; or (c) in view of the Board’s assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant. Specifically, the Board is authorized to make adjustment in the method of calculating attainment of performance goals and objectives for a performance period as follows: (i) to exclude the dilutive effects of acquisitions or joint ventures; (ii) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; and (iii) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; provided that such adjustments are consistent with the regulations promulgated under Section 162(m) with respect to “covered employees.” In addition, with respect to performance goals established for participants who are not “covered employees,” and who will not be “covered employees” at the time the compensation will be paid, the Board is authorized to make adjustments in the method of calculating attainment of performance goals and objectives for a performance period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the impact of any “extraordinary items” as determined under generally accepted accounting principles; and (vi) to exclude any other unusual, non-recurring gain or loss or other extraordinary item.

•	The 2005 Plan, as amended, will reduce the stock pool by the full number of shares exercised (including shares used to pay the exercise price and withholding taxes).

•
The Amended 2005 Plan eliminates authority of the administrator to implement an “exchange program” without stockholder approval.  This is a program whereby the exercise prices of outstanding awards may be reduced or outstanding awards may be surrendered or cancelled in exchange for awards with a higher or lower exercise price or value.  We are making this change to conform to best practices for public company equity plans.

For purposes of clarification, we are not requesting stockholders to approve the reservation of additional shares for issuance under the 2005 Plan.
The Board believes that the approval of the amendment to the 2005 Plan is essential to our continued success. We believe that our employees are our most valuable assets and that the awards permitted under the 2005 Plan are vital to our ability to attract and retain outstanding and highly-skilled individuals in the competitive labor markets in which we compete. These awards are also crucial to our ability to motivate our employees to achieve our company goals.
To be approved, Proposal No. 5 requires the affirmative vote of the majority of shares of common stock entitled to vote and present in person or represented by proxy at the annual meeting and who vote for or against the proposal. If the amendments to the 2005 Plan are not approved, the 2005 Plan will remain in place in its current form.

Interest of Certain Persons in Matters to Be Acted Upon

Each of our current directors, executive officers and employees is eligible to receive awards under the 2005 Plan. The Compensation Committee has the discretion to determine which eligible persons will receive awards under the 2005 Plan. As a result, future participation in the 2005 Plan by executive officers, directors and other employees is not determinable.
The Board of Directors Recommends A Vote “FOR” Proposal 5

Summary of the 2005 Equity Incentive Plan

This summary is qualified in its entirety by reference to the full text of the amended and restated 2005 Plan, which is attached as Appendix A to this proxy statement. To the extent that there is a conflict between this summary and the actual terms of the 2005 Plan, the terms of the 2005 Plan will govern.
Plan History. Our 2005 Plan was approved by the Board in January 2005 and was subsequently approved by our stockholders in April 2005. Since the 2005 Plan’s inception, 9,366,507 shares have been issued and 1,645,911 shares are currently available for future issuance.
Purpose. The 2005 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock purchase awards, stock bonus awards, stock appreciation rights, stock unit awards and other forms of equity compensation (collectively, “stock awards”), which may be granted to employees, including officers, non-employee directors, and consultants.
Share Reserve.    As of June 24, 2011, the total number of shares reserved for issuance under the 2005 Plan was 5,863,461 shares and approximately 1,477 employees and directors were eligible to participate in the 2005 Plan. The share reserve shall be increased from time to time by the number of shares subject to options that expire or terminate for any reason prior to exercise under our 2002 Stock Option Plan. No new shares will be granted under the 2002 Stock Option Plan.
In addition, under an evergreen provision of the 2005 Plan, the number of shares of common stock reserved for issuance will automatically increase on January 1st of each year until and including January 1, 2015, by the lesser of:

•	4% of the total number of shares of common stock outstanding on the date immediately preceding the date of increase;

•
the greatest number of shares of common stock that could be added to the 2005 Plan as of that date without causing the number of shares not already subject to outstanding stock awards under the 2005 Plan as of that date to exceed 7% of the fully diluted number of shares of common stock on the date immediately preceding the date of increase, which fully diluted number includes all shares available for issuance under all of our equity compensation plans, whether or not subject to stock awards; and

•	such smaller number as may be determined by our Board prior to January 1st of each applicable year.
The following types of shares issued under the 2005 Plan may again become available for the grant of new awards under the 2005 Plan: (1) shares subject to a stock award granted under the 2005 Plan that expire or otherwise terminate without being exercised in full; (2) shares issued to a participant in the 2005 Plan pursuant to a stock award that are forfeited to or repurchased by us, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a vesting requirement; and (3) shares subject to a stock award that are not delivered to a participant because such shares are withheld for the payment of taxes or the stock award is exercised through a reduction of shares subject to the stock award (i.e., “net exercised”); provided, that the 2005 Plan (if the proposed amendments are approved by the stockholders) will state that (i) the full number of shares exercised (including in the case of options or stock appreciation rights, such number of shares used to pay the exercise price or, in the case of any award, withholding taxes) shall reduce the number of shares that remain available for issuance under the 2005 Plan and (ii) such number of shares used to net exercise or pay withholding taxes shall not be added to the shares authorized for grant under the 2005 Plan.
Administration.    Our Board has delegated its authority to administer the 2005 Plan to our Compensation Committee. Subject to the terms of the 2005 Plan, our Board or an authorized committee or executive officer, referred to as the plan administrator, determines recipients, grant dates, the numbers and types of equity awards to be granted, and the terms and conditions of the equity awards, including the period of their exercisability and vesting. The plan administrator will also determine the exercise price of options granted, the purchase price under stock purchase awards and, if applicable, stock units and the strike price for stock appreciation rights; provided that the exercise price of options and share appreciation rights shall not be less than fair market value of our common stock on the date of grant. The plan administrator has the authority to: (i) reduce the exercise price of any outstanding option or stock appreciation right, provided that the exercise price may not be reduced below the fair market value on the date the action is taken to reduce the exercise price; and (ii) cancel any outstanding option and to grant in exchange one or more of the following: (a) new options covering the same or a different number of shares of common stock; (b) new stock awards; (c) cash or (d) other valuable consideration.
If approved by stockholders at the Annual Meeting as set forth above, the plan administrator has the authority to:

•
only with prior stockholder approval, reduce the exercise price of any outstanding option or stock appreciation right; provided that the exercise price may not be reduced below the fair market value on the date the action is taken to reduce the exercise price; and

•	only with prior stockholder approval, cancel any outstanding option and to grant in exchange one or more of the following:
• new options covering the same or a different number of shares of common stock,

•new stock awards,
•cash, or
•other valuable consideration.

Performance Criteria.  Awards granted under the 2005 Plan may be granted pursuant to performance criteria.  Performance criteria means the criteria selected by the Compensation Committee from among the following criteria (whether or not in comparison to other peer companies) to determine whether the performance goals established by the Compensation Committee and applicable to awards have been satisfied; (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) net earnings; (v) total stockholder return; (vi) return on equity; (vii) return on assets, investment, or capital employed; (viii) operating margin; (ix) gross margin; (x) operating income; (xi) net income (before or after taxes); (xii) net operating income; (xiii) net operating income after tax; (xiv) pre- and after-tax income; (xv) pre-tax profit; (xvi) operating cash flow; (xvii) sales or revenue targets; (xviii) increases in revenue or product revenue; (xix) improvement in or attainment of cost reduction goals; (xx) improvement in or attainment of expense levels; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) increase in market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) customer satisfaction; (xxx) total stockholder return; (xxxi) stockholders’ equity; and (xxxii) other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the award agreement.
Stock Options.    Incentive and nonstatutory stock options are granted pursuant to incentive and nonstatutory stock option agreements. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2005 Plan and applicable law, provided that the exercise price of a stock option cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2005 Plan vest at the rate specified by the plan administrator.
Generally, the plan administrator determines the term of stock options granted under the 2005 Plan, up to a term of ten years (except in the case of certain incentive stock options, as described below).
Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include cash, common stock previously owned by the optionee, a broker-assisted cashless exercise, a net exercise of the option, and other legal consideration approved by the plan administrator.
Stock Purchase Awards.    Stock purchase awards are granted pursuant to stock purchase award agreements. The purchase price for stock purchase awards must be at least the par value of our common stock. The purchase price for a stock purchase award may be payable in cash, the recipient’s past services performed for us, or any other form of legal consideration. Shares of common stock acquired under a stock purchase award may, but need not, be subject to a share repurchase option in our favor in accordance with a vesting schedule to be determined by the plan administrator. Rights to acquire shares under a stock purchase award may be transferred only upon such terms and conditions as set by the plan administrator.
Stock Bonus Awards.    Stock bonus awards are granted pursuant to stock bonus award agreements. A stock bonus award may be granted in consideration for the recipient’s past services performed for us or our affiliates. Shares of common stock acquired under a stock bonus award may, but need not, be subject to forfeiture to us in accordance with a vesting schedule to be determined by the plan administrator. Rights to acquire shares under a stock bonus award may be transferred only upon such terms and conditions as set by the plan administrator.
Stock Appreciation Rights.    Stock appreciation rights are granted pursuant to stock appreciation rights agreements. The plan administrator determines the strike price for a stock appreciation right, provided that the exercise price of a stock appreciation right may not be less than 100% of the fair market value of our common stock on the date of grant. Upon the exercise of a stock appreciation right, we will pay the participant an amount equal to the product of (1) the difference between the per share fair market value of the common stock on the date of exercise over the exercise price, multiplied by (2) the number of shares of common stock with respect to which the stock appreciation right is exercised. A stock appreciation right granted under the 2005 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator.
Stock Unit Awards.    Stock unit awards are granted pursuant to stock unit award agreements. A stock unit award may require the payment of at least the par value of the stock. Payment of any purchase price may be made in any form permitted under applicable law; however, we will settle a payment due to a recipient of a stock unit award by cash or by delivery of shares of common stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration determined by the plan administrator and set forth in the stock unit award agreement. Additionally, dividend equivalents may be credited in respect to shares covered by a stock unit award. Rights to acquire shares or other payment under a stock unit award agreement may not be transferred other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable award agreement, stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Other Equity Awards.    The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the award, the purchase price, if any, the timing of exercise and vesting and any repurchase rights associated with such awards. Unless otherwise specifically provided for in the award agreement, such awards may not be transferred other than by will or by the laws of descent and distribution.
Corporate Transactions.    In the event of certain significant corporate transactions, all outstanding stock awards under the 2005 Plan may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such stock awards, then the stock awards will terminate if not exercised prior to the effective date of the corporate transaction. Other stock awards such as stock purchase awards may have their repurchase or forfeiture rights assigned to the surviving or acquiring entity (or its parent company) in the corporate transaction. If the repurchase or forfeiture rights are not assigned, then the stock awards will become fully vested.
Changes in Control.    Our Board has the discretion to provide that a stock award under the 2005 Plan will immediately vest as to all or any portion of the shares subject to the stock award (1) immediately upon the occurrence of certain specified change in control transactions, whether or not such stock award is assumed, continued, or substituted by a surviving or acquiring entity in the transaction, or (2) in the event a participant’s service with us or a successor entity is terminated actually or constructively within a designated period following the occurrence of certain specified change in control transactions. Stock awards held by participants under the 2005 Plan will not vest on such an accelerated basis unless specifically provided by the participant’s applicable award agreement.

New Plan Benefits

Because the grant of awards under the 2005 Plan is within the discretion of the Compensation Committee, the Company cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the 2005 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the 2005 Plan, the following table provides information concerning the benefits that were received by the following persons and groups during fiscal 2011: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group.

Name and Principal Position	Stock Options		Restricted Stock Units
	Grant Date Fair Value(1)	Number	Grant Date Fair Value(1)	Number
Mark J. Barrenechea, President and Chief Executive Officer	-	-	$515,040	74,000
Jim Wheat, Chief Financial Officer	-	-	$201,840	29,000
Rick Rinehart, Senior Vice President of Services	-	-	-	-
Anthony Carrozza, Senior Vice President of Worldwide Sales	-	-	$104,400	15,000
Jennifer Pratt, Senior Vice President, Human Resources	-	-	$118,320	17,000
Maurice Leibenstern, Former Senior Vice President, General Counsel and Corporate Secretary	-	-	$111,360	16,000
All current executive officers as a group (6 persons)	-	-	$1,120,560	161,000
All current non-employee directors as a group (6 persons)	$2,580,666	60,000	-	-
Non-executive officer employee group	$87,169	20,000	$2,763,419	397,043
_________________________
(1) The grant date fair value of each equity award is computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures.

U.S. Tax Consequences
The following is a general summary as of the date of this proxy statement of the United States federal income tax consequences to us and participants in the 2005 Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Each participant has been, and is, encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the plan.
Non-Qualified Stock Options
A participant will realize no taxable income at the time a non-qualified stock option is granted under the plan, but generally at the time such non-qualified stock option is exercised, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the stock option exercise price. Upon a disposition of such shares, the difference between the amount received and the fair market value on the date of exercise will generally be treated as a long-term or short-term capital gain or loss, depending on the holding period of the shares. We will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income in connection with the exercise of the non-qualified stock option.
Incentive Stock Options
A participant will realize no taxable income, and we will not be entitled to any related deduction, at the time any incentive stock option is granted. If certain employment and holding period conditions are satisfied, then no taxable income will result upon the exercise of such option and we will not be entitled to any deduction in connection with the exercise of such stock option. Upon disposition of the shares after expiration of the statutory holding periods, any gain realized by a participant will be taxed as long-term capital gain and any loss sustained will be long-term capital loss, and we will not be entitled to a deduction in respect to such disposition. While no ordinary taxable income is recognized at exercise (unless there is a “disqualifying disposition,” see below), the excess of the fair market value of the shares over the stock option exercise price is a preference item that is recognized for alternative minimum tax purposes.
Except in the event of death, if shares acquired by a participant upon the exercise of an incentive stock option are disposed of by such participant before the expiration of the statutory holding periods (i.e., a “disqualifying disposition”), such participant will be considered to have realized as compensation taxed as ordinary income in the year of such disposition an amount, not exceeding the gain realized on such disposition, equal to the difference between the stock option price and the fair market value of such shares on the date of exercise of such stock option. Generally, any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If a participant makes a “disqualifying disposition,” generally in the fiscal year of such “disqualifying disposition” we will be allowed a deduction for federal income tax purposes in an amount equal to the compensation realized by such participant.
Stock Appreciation Rights
A grant of a stock appreciation right (which can be settled in cash or our common stock) has no federal income tax consequences at the time of grant. Upon the exercise of stock appreciation rights, the value received is generally taxable to the recipient as ordinary income, and we generally will be entitled to a corresponding tax deduction.
Restricted Stock
A participant receiving restricted stock may be taxed in one of two ways: the participant (i) pays tax when the restrictions lapse (i.e., they become vested) or (ii) makes a special election to pay tax in the year the grant is made. At either time the value of the award for tax purposes is the excess of the fair market value of the shares at that time over the amount (if any) paid for the shares. This value is taxed as ordinary income and is subject to income tax withholding. We receive a tax deduction at the same time and for the same amount taxable to the participant. If a participant elects to be taxed at grant, then, when the restrictions lapse, there will be no further tax consequences attributable to the awarded stock until the recipient disposes of the stock, at which point any gain or loss will be short-term or long-term capital gain or loss, depending on the holding period of the stock prior to such disposition.
Restricted Stock Units
In general, no taxable income is realized upon the grant of a restricted stock unit award. The participant will generally include in ordinary income the fair market value of the award of stock at the time shares of stock are delivered to the participant or at the time the restricted stock unit vests. We generally will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income. Restricted stock units usually vest over a time period specified by the Board of Directors.

Proposal 6
Approval to Amend our 2005 Employee Stock Purchase Plan
We are asking our stockholders to approve an amendment to our 2005 Employee Stock Purchase Plan, which we refer to as the ESPP, to authorize an additional 800,000 shares of common stock for issuance under the ESPP.
The ESPP gives eligible employees the opportunity to purchase shares through payroll deductions at a discount from the market price. Although the ESPP contains an “evergreen” provision that automatically authorizes up to an additional 400,000 shares for issuance on the first business day of each calendar year, these increases are likely to be insufficient to supply the amount of shares we expect to be required in the future due to our significant growth in employees and, in turn, an increase in participation since the ESPP was adopted.
The amendment you are being asked to approve will increase the authorized shares for issuance under the ESPP, enabling us to meet the anticipated demand for shares under the ESPP through 2015. This will allow us to continue to make the benefits of the ESPP available to eligible employees, which our Board and management believe is an important element of the total compensation and benefits we offer to assist in the retention of our current employees and to attract new employees, and to continue to provide our employees with incentives to contribute to our future success by providing an opportunity to purchase shares of our common stock.
Because benefits under the ESPP depend on employees' voluntary elections to participate and the fair market value of Company common stock at various future dates, it is not possible as of the date of this proxy statement to accurately determine future benefits that will be received by executive officers and other employees under the ESPP.

Interest of Certain Persons in Matters to be Acted Upon

Each of our current executive officers identified in this proxy statement qualifies for participation under the ESPP. If this proposal is approved, 800,000 additional shares of our common stock will be available for sale under the ESPP. Participation in the ESPP is voluntary and depends upon each eligible employee's election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases by executive officers and other eligible employees under the ESPP are not determinable.
The Board of Directors Recommends A Vote “FOR” Proposal 6
Summary of the 2005 Employee Stock Purchase Plan
The following is a summary of the principal provisions of the ESPP. The only change proposed is to increase the number of shares authorized for issuance by 800,000. The annual “evergreen” provision will remain in effect. This summary is qualified in its entirety by reference to the full text of the amended and restated ESPP, which is attached as Appendix B to this proxy statement. To the extent that there is a conflict between this summary and the actual terms of the ESPP, the terms of the ESPP will govern.
The ESPP, including the right of participants to make purchases under the ESPP, is intended to qualify as an “Employee Stock Purchase Plan” under the provisions of Section 421 and 423 of the Internal Revenue Code (the “Code”). The provisions of the ESPP shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of those sections of the Code. The ESPP is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of ERISA.
Plan History. Our ESPP was approved by the Board in January 2005 and was subsequently approved by our stockholders on April 27, 2005. Since the ESPP’s inception, 1,544,480 shares have been issued and 585,858 shares are currently available for future issuance. As of the record date, approximately 921 employees were eligible to participate in the ESPP.
Purpose.    The purpose of the ESPP is to provide our employees with a convenient means of acquiring an equity interest in SGI through payroll deductions, to enhance such employees’ sense of participation in our affairs, and to provide an incentive for continued employment.
Share Reserve. The ESPP authorizes the issuance of shares of common stock, and if this proposal is approved, the shares of common stock available for grant under the ESPP, pursuant to purchase rights granted to our employees or to employees of any of our designated affiliates, will be increased by 800,000 shares. Whether or not this proposal is approved, the number of shares of common stock reserved for issuance will automatically increase on January 1st of each year, from 2006 until 2015, by the lesser of:

•	1% of the total number of shares of common stock outstanding on the date immediately preceding the date of increase;

•	400,000;

•
the greatest number of shares of common stock that could be added to the ESPP as of such date without causing the number of shares that may be sold under the ESPP as of that date to exceed 3% of the number of shares of common stock outstanding on December 31st of the preceding calendar year; and

•	such smaller number as may be determined by our Board prior to that date.

Administration.    Our Board has delegated its authority to administer the ESPP to our Compensation Committee. The ESPP is implemented by offerings of rights to eligible employees. Under the ESPP, we may specify offerings with a duration of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of common stock will be purchased for employees participating in the offering. If we specify in the applicable offering documents, an offering may be cancelled under certain circumstances, including adverse changes in accounting rules. Currently, the plan offering periods are 24 months in duration.
Payroll Deductions.    Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates may participate in the ESPP and may contribute, normally through payroll deductions, up to 15% of their earnings for the purchase of common stock under the ESPP. Unless otherwise determined by our Board, common stock will be purchased for accounts of employees participating in the ESPP at a price per share equal to the lower of: (1) 85% of the fair market value of a share of our common stock on the first date of an offering, or (2) 85% of the fair market value of a share of our common stock on the date of purchase.
Reset Feature.    If the fair market value of a share of our common stock on any purchase date within a particular offering period is less than the fair market value on the start date of that offering period, then the employees in that offering period will automatically be transferred and enrolled in a new offering period which will begin on the next day following such a purchase date.
Limitations.    Employees may have to satisfy one or more of the following service requirements before they may participate in the plan, as determined by our Board: (1) customarily employed for more than 20 hours per week, (2) customarily employed for more than five months per calendar year, or (3) continuous employment with us or one of our designated affiliates for a period of time not to exceed two years. Eligible employees may be granted purchase rights only if the purchase rights, together with any other purchase rights granted under the ESPP, do not permit such employee’s rights to purchase our stock to accrue at a rate that exceeds $25,000 of the fair market value of such stock for each calendar year in which such purchase rights are outstanding. No employee will be eligible for the grant of any purchase rights under the ESPP if immediately after such rights are granted, such employee has voting power over 5% or more of our outstanding capital stock measured by vote or value.
Changes to Capital Structure.    In the event that there is a specified type of change in our capital structure, such as a stock split, the number of shares reserved under the ESPP and the number of shares and purchase price of all outstanding purchase rights will be appropriately adjusted.
Corporate Transactions.    In the event of certain significant corporate transactions, any then-outstanding rights to purchase our stock under the ESPP will be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such purchase rights, then the participants’ accumulated contributions will be used to purchase shares of our common stock within ten business days prior to such corporate transaction, and such purchase rights will terminate immediately thereafter.
U.S. Tax Consequences. The following is a general summary as of the date of this proxy statement of the United States federal income tax consequences to SGI and participants in the ESPP. The federal tax laws may change and the federal, state, and local tax consequences for any participant will depend upon his or her individual circumstances.
The ESPP and the right of participants to make purchases under the ESPP are intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or the purchase of shares. A participant may become liable for tax upon disposition of the shares acquired, as follows.
If the shares are sold or disposed, including by way of gift, at least two years after the offering date (the first day of the offering period during which shares were purchased) and more than one year after the date on which shares were transferred to the employee, then the lesser of (a) the excess of the fair market value of the shares subject to the option, referred to as the “option price,” or (b) fifteen percent of the fair market value of the shares on the offering date, will be treated as ordinary income to the participant. The employee’s basis of the stock will be increased by the amount of the compensation income recognized. Any further gain or loss upon such disposition will be treated as long-term capital gain or loss. If the shares are sold and the sales price is less than the option price, there is no ordinary income and the participant has a capital loss for the difference.
If the shares are sold or disposed of, including by way of gift or by exchange in connection with the exercise of an incentive stock option, before the expiration of the holding periods described above, then the excess of the fair market value of the shares on the date of option exercise over the option price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The basis of the option stock will be increased by the amount of the compensation income recognized. Any further gain or loss recognized in connection with any such sale or exchange will be treated as capital gain or loss and will be treated as short-term capital gain or loss if the shares have been held less than one year.
If shares are sold or disposed of before the expiration of the statutory holding periods, we are generally entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant in connection with such sale or disposition.
The foregoing summary of the effect of federal income taxation upon the participant and us with respect to the shares purchased under the ESPP does not purport to be complete. Reference should be made to the applicable provisions of the Internal Revenue Code. In addition, the summary does not discuss the tax implications of a participant’s death or the provisions of the income tax laws of any municipality, state, or foreign country in which the participant may reside.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of August 31, 2011 by: (1) each director and nominee for director; (2) each of the executive officers named in the Summary Compensation Table; (3) all our executive officers and directors as a group; and (4) all those known by us to be beneficial owners of more than five percent of our common stock, if any. We do not have any class of equity securities outstanding other than our common stock.

	Beneficial Ownership (1)
Name and Address of Beneficial Owner	Number of Shares	Percent of Total
FMR LLC (2)	3,801,071	11.8
Prescott Group Capital Management LLC (3)	2,196,550	6.8
Sun Life Financial, Inc. (4)	2,140,821	6.7
BlackRock, Inc. (5)	1,813,710	5.6
Dimensional Fund Advisors LP (6)	1,705,896	5.3
Mark J. Barrenechea (7)	996,235	3.1
Maurice Leibenstern (8)	160,398	*
Jim Wheat (9)	138,959	*
Anthony Carrozza (10)	103,856	*
Jennifer Pratt (11)	34,519	*
Richard Rinehart (12)	33,207	*
Charles M. Boesenberg (13)	63,192	*
Gary A. Griffiths (14)	99,650	*
Hagi Schwartz (15)	78,668	*
Ronald D. Verdoorn (16)	102,887	*
Douglas R. King (17)	52,748	*
Michael W. Hagee (18)	44,049	*
All current directors and executive officers as a group (12 persons) (19)	1,933,513	6.0
 _________________________
 *    Represents beneficial ownership of less than one percent of the outstanding shares of common stock.

(1)
This table is based upon information supplied by officers and directors and upon information gathered by SGI about principal stockholders known to us based on Schedules 13G and 13F filed with the Securities and Exchange Commission (the “SEC”) and other information we reasonably believe to be accurate. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 32,183,496 shares outstanding on August 31, 2011, adjusted as required by rules promulgated by the SEC. All shares of common stock subject to options currently exercisable or exercisable within 60 days after August 31, 2011 are deemed to be outstanding for the purpose of computing the percentage of ownership of the person holding such options, but are not deemed to be outstanding for computing the percentage of ownership of any other person.

(2)	Based on information set forth in a Schedule 13G filed with the SEC on April 8, 2011 by FMR LLC. The address of FMR LLC is 82 Devonshire Street, Boston, MA 02109.

(3)
Based on information set forth in a Schedule 13G filed with the SEC on February 14, 2011 by Prescott Group Capital Management LLC, reporting beneficial ownership as of December 31, 2010. Prescott Group Capital Management LLC has sole voting and dispositive power with respect to the shares. The address for Prescott Group Capital Management LLC is 1924 South Utica Avenue, Suite 1120, Tulsa, OK 74104.

(4)
Based on information set forth in a Schedule 13F-HR filed with the SEC on August 10, 2011 by Sun Life Financial Inc., reporting beneficial ownership as of June 30, 2011. Sun Life Financial Inc. has sole voting and dispositive power with respect to the shares. The address of Sun Life Financial Inc. is 150 King Street West, Toronto, Ontario, Canada, M5H 1J9.

(5)
Based on information set forth in a Schedule 13G/A filed with the SEC on February 8, 2011 by BlackRock, Inc., reporting beneficial ownership as of December 31, 2010. BlackRock, Inc. has sole voting and dispositive power with respect to the shares. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(6)
Based on information set forth in a Schedule 13G/A filed with the SEC on February 11, 2011 by Dimensional Fund Advisors LP, reporting beneficial ownership as of December 31, 2010. Dimensional Fund Advisors LP has sole voting and dispositive power with respect to the shares. The address of Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746.

(7)
Includes 793,958 shares issuable upon the exercise of options exercisable within 60 days of August 31, 2011 and 4,625 shares issuable upon the vesting of restricted stock units awards within 60 days of August 31, 2011.

(8)	Mr. Leibenstern ceased to be an executive officer on June 22, 2011.

(9)
Includes 108,333 shares issuable upon the exercise of options exercisable within 60 days of August 31, 2011 and 3,063 shares issuable upon the vesting of restricted stock unit awards within 60 days of August 31, 2011.

(10)
Includes 79,270 shares issuable upon the exercise of options exercisable within 60 days of August 31, 2011 and 2,813 shares issuable upon the vesting of restricted stock units awards within 60 days of August 31, 2011.

(11)
Includes 18,637 shares issuable upon the exercise of options exercisable within 60 days of August 31, 2011 and 1,063 shares issuable upon the vesting of restricted stock units awards within 60 days of August 31, 2011.

(12)	Includes 28,437 shares issuable upon the exercise of options exercisable within 60 days of August 31, 2011.

(13)	Includes 43,567 shares issuable upon the exercise of options exercisable within 60 days of August 31, 2011.

(14)	Includes 56,150 shares issuable upon the exercise of options exercisable within 60 days of August 31, 2011.

(15)	Includes 59,918 shares issuable upon the exercise of options exercisable within 60 days of August 31, 2011.

(16)	Includes 54,137 shares issuable upon the exercise of options exercisable within 60 days of August 31, 2011.

(17)	Includes 43,748 shares issuable upon the exercise of options exercisable within 60 days of August 31, 2011.

(18)	Includes 34,790 shares issuable upon the exercise of options exercisable within 60 days of August 31, 2011.

(19)
Includes 1,340,944 shares issuable upon the exercise of options exercisable within 60 days of August 31, 2011 and 12,189 shares issuable upon the vesting of restricted stock unit awards within 60 days of August 31, 2011.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended June 24, 2011, all Section 16(a) filing requirements applicable to its officers and directors were complied with, except that one report, covering an aggregate of two transactions, was filed late on behalf of Mr. Griffiths. We did not receive any representations or reports from greater than ten percent beneficial owners.

MANAGEMENT

Information with respect to our executive officers as of October 21, 2011 is set forth below:
Mark Barrenechea, 46, joined SGI in November 2006 as a member of our Board, and in April 2007 became our President and Chief Executive Officer. Previously, Mr. Barrenechea served as Executive Vice President and CTO for CA, Inc. (“CA”) (formerly Computer Associates International, Inc.), a software company, from 2003 to 2006 and was a member of the executive management team. Prior to CA, Mr. Barrenechea served as Senior Vice President of Applications Development at Oracle Corporation, an enterprise software company, from 1997 to 2003, managing a multi-thousand person global team while serving as a member of the executive management team. From 1994 to 1997, Mr. Barrenechea served as Vice President of Development at Scopus, an applications company. Prior to Scopus, Mr. Barrenechea was with Tesseract, an applications company, where he was responsible for reshaping the company’s line of human capital management software as Vice President of Development. Mr. Barrenechea holds a B.S. degree in Computer Science from Saint Michael’s College.
James Wheat, 53, joined SGI in April 2008 and in May 2008 was named our Senior Vice President and Chief Financial Officer. From 2006 to 2008, Mr. Wheat served as the Vice President and Corporate Controller at Lam Research, a publicly traded company engaged in designing, manufacturing, marketing and servicing semiconductor processing equipment. Mr. Wheat served as Corporate Controller and Principal Financial Officer at Asyst Technologies, Inc. from 2005 to 2006, a publicly traded company that develops, manufactures, sells and supports integrated hardware and software automation systems and he also served as acting principal financial officer in 2006. From 2003 to 2004, Mr. Wheat served as Senior Director of Finance for Sybase, Inc., an enterprise software company. Prior to 2003, Mr. Wheat held senior financial management positions at various public and private companies including Tele-Video, Sunterra Corporation, Raychem, Core-Mark International, Spectra Physics and Honeywell. Mr. Wheat holds a B.B.A. in Accounting and Business from the University of Michigan and a Masters of Business Administration from the Wharton School of the University of Pennsylvania and is a Certified Public Accountant in California.
Anthony Carrozza, 56, joined SGI in March 2008. In his role as Senior Vice President of Worldwide Sales, Mr. Carrozza is responsible for SGI’s product sales for both direct and indirect customers on a worldwide basis. Mr. Carrozza brings more than 25 years of worldwide sales experience in the technology sector. Prior to joining SGI, Mr. Carrozza was with Neterion, Inc. from 2006 to 2008, a company that designed and manufactured 10 gigabyte Ethernet ASICs, where he was Vice President, Sales. Mr. Carrozza was with Quantum Corporation, a manufacturer of storage systems, from 1987 to 2006. When Mr. Carrozza left Quantum, he held the title of Senior Vice President, Worldwide Sales and was a member of the executive management team. Mr. Carrozza holds a B.A. degree in Political Science from Iona College.
Jennifer Pileggi, 47, joined SGI as Senior Vice President, General Counsel and Corporate Secretary in September 2011. Prior to joining SGI, Ms. Pileggi served as Executive Vice President, General Counsel and Corporate Secretary of Con-way Inc., a global transportation and logistics services company, from December 2004 until June 2011.  She originally joined Con-way in 1996 and previously served as Vice President and Corporate Counsel for Menlo Worldwide, Con-way’s $1.5 billion supply chain management business segment.  Ms. Pileggi earned a B.A. in Art History from Yale University and a J.D. from New York University School of Law.  Ms. Pileggi is a member of the American Bar Association and the California State Bar Association. She served on the board of directors of the California Chamber of Commerce, and is a member of the General Counsel Executive Advisory Council of the Bay Area Chapter of the Association of Corporate Counsel.
Timothy Pebworth, 45, became the Vice President and Chief Accounting Officer of SGI in May 2009 after SGI’s acquisition of substantially all of the operating assets of Silicon Graphics, Inc. Prior to joining the Company, Mr. Pebworth served as Vice President and Chief Accounting Officer of Silicon Graphics, Inc. from May 2008 to May 2009. Mr. Pebworth served as the Chief Financial Officer of 24/7 Customer, Inc. from April 2007 to April 2008 and as the Corporate Controller from April 2005 to March 2007. From December 2002 to March 2005, Mr. Pebworth was a Senior Finance Manager at Intel Corporation serving in the Technology Manufacturing Group overseeing microprocessor, chipset and flash costing and inventory. Prior to leaving Intel in April 2005, and while still serving in his capacity in the Technology Manufacturing Group, Mr. Pebworth was promoted to a Controller position. Mr. Pebworth holds an M.B.A. from the Peter F. Drucker Graduate School of Management and a B.A. from Ambassador College in Pasadena, California. He is a Certified Public Accountant in California and Certified Management Accountant.
Jennifer Pratt, 50, joined SGI in March 2005 and moved into her current role as Senior Vice President of Human Resources in May 2009. Ms. Pratt brings more than 25 years of human resources experience. Prior to joining SGI, Ms. Pratt was the senior director of human resources at New Wave Research, a manufacturer of laser based systems, from 2003 to 2005. Ms. Pratt served as the vice president of human resources of Appiant Technologies, Inc., a unified communications, software applications company, from 2000 to 2003. Prior to 2000, Ms. Pratt held senior human resource positions in a variety of industries including technology, manufacturing and healthcare. Ms. Pratt holds a B.S. degree in Business Administration from Morningside College, Sioux City, Iowa.
Rick Rinehart, 52, joined SGI in May 2010 as the Senior Vice President of Services and is responsible for SGI’s services on a worldwide basis. Mr. Rinehart has over 20 years of experience in the service business, and most recently came from Oracle (Sun Microsystems), where he held the position of Vice President, Global Customer Services for North America. Prior to that he held positions as Senior Director, Sun Federal Services with Sun Microsystems from 2006 to 2007, and from 2005 to 2006, he served as Director of Services for Storagetek for the federal business, which was acquired by Sun Microsystems. Prior to that, Mr. Rinehart worked as General Manager for NCR Corporation from 2001 to 2005. He holds a B.S. degree in Information Systems Management from the University of Maryland, and an M.S. degree in Business Administration through Central Michigan University.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of June 24, 2011 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan category	Number of securities to be issued upon exercise of options		Weighted average exercise price of outstanding options	Number of available securities remaining for future issuance
Equity compensation plans approved by stockholders (1)	2,766,788	(3)	$10.06	2,302,102	(4)
Equity compensation plans not approved by stockholders (2)	898,912		$11.26	819,127
Total	3,665,700		$10.40	3,121,229
 _________________________

(1)	Consists of these plans: our 2005 Plan, 2005 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”) and the 2005 Employee Stock Purchase Plan (the “Purchase Plan”).

(2)
Consists of one plan: our 2006 New Recruit Equity Incentive Plan (the “2006 Plan”). See Note 14 of the Notes to Consolidated Financial Statements in our 2011 Annual Report on Form 10-K for a description of this plan.

(3)
Excludes purchase rights accruing under the Purchase Plan. Under the Purchase Plan, each eligible employee may purchase up to $25,000 worth of SGI’s common stock (determined on the basis of the fair market value per share on the date or dates such rights are granted and subject to a maximum number of shares, as determined by the Board from time to time, which is currently 1,333 shares per purchase date) at each semi-annual purchase date (February 14th and August 14th of each year) at a purchase price per share equal to eighty-five percent (85%) of the lower of (a) the closing selling price per share of common stock on the date immediately preceding the start date of offering period in which that semi-annual purchase date occurs and (b) the closing selling price per share of common stock on the semi-annual purchase date.

(4)
Includes shares available for future issuance under the 2005 Plan, the Directors’ Plan and the Purchase Plan. As of June 24, 2011, an aggregate of 1,645,911, 70,333 and 585,858 shares of common stock were available for issuance under the 2005 Plan, the Directors’ Plan and the Purchase Plan, respectively.

2005 Plan. Under the 2005 Plan evergreen provision, the number of shares of common stock available for issuance under the 2005 Plan automatically increases on January 1st each year, by the lesser of:

•	4% of the total number of shares of common stock outstanding on the date immediately preceding the date of increase;

•
the greatest number of shares of common stock that could be added to the 2005 Plan as of that date without causing the number of shares not already subject to outstanding stock awards under the 2005 Plan as of that date to exceed 7% of the fully diluted number of shares of common stock on the day prior to the determination, which fully diluted number includes all shares available for issuance under all of our equity compensation plans, whether or not subject to stock awards; and

•	such smaller number as may be determined by our Board prior to that date.

As discussed on our Current Report on Form 8-K filed with the SEC on July 1, 2011, we amended our 2005 Plan on June 29, 2011 to reduce the number of shares available for issuance under it by 1,207,197 shares to remediate our failure to timely file press releases upon granting certain equity awards under our 2006 New Recruit Equity Incentive Plan pursuant to Listing Rule 5635(c)(4) of the NASDAQ Listing Rules. On June 30, 2011, we received a letter from NASDAQ confirming that we had remediated the situation to its satisfaction and that the matter was closed.

On June 19, 2009, the Board approved a change in the Company’s fiscal year end from the Saturday closest to December 31st of each year to the last Friday in June of each year. Accordingly, we have calculated the number of shares granted to employees per year as a percentage of the total number of common stock outstanding (the “burn rate”) on a June-to-June basis for the past three years, as set forth in the following table:

Time Period	Options Granted	Full-Value Shares Granted	Total Granted = Options+(Adjusted Full-Value Shares)	Weighted Average Number of CSO	Burn Rate
June 2010 - June 2011 (Fiscal 2011)	228,000	558,043	1,065,065	30,608,000	3.48%
June 2009 - June 2010 (Fiscal 2010)	1,656,500	10,000	1,671,500	30,130,000	5.55%
June 2008 - June 2009 (Fiscal 2009)	648,164	20,000	678,164	29,761,280	2.28%

Directors’ Plan. The number of shares of common stock available for issuance under the Directors’ Plan automatically increases on January 1st each year by the number of shares of common stock subject to options granted during the preceding calendar year.
ESPP. If Proposal No. 6 is approved, an additional 800,000 shares of common stock will be available for issuance under the ESPP. Whether or not Proposal No. 6 is approved, the number of shares of common stock available for issuance under the Purchase Plan automatically increases on January 1st each year by the by the lesser of:

•	1% of the total number of shares of common stock outstanding on the date immediately preceding the date of increase;

•	400,000 shares;

•
the greatest number of shares of common stock that could be added to the purchase plan as of such date without causing the number of shares that may be sold under the purchase plan as of that date to exceed 3% of the number of shares of common stock outstanding on December 31st of the preceding calendar year; and

•	such smaller number as may be determined by our Board prior to that date.

EXECUTIVE COMPENSATION AND RELATED INFORMATION
COMPENSATION OF DIRECTORS
The following table shows, for the fiscal year ended June 24, 2011, certain information with respect to the compensation of all non-employee directors of SGI.
The Compensation Committee retained the independent consulting firm of Radford, a division of Aon Consulting, Inc. (“Radford”) to assist in reviewing annual retainers, fees and stock awards for Board and Board Committee members and made the changes in Fiscal 2012 Director Compensation described below.
DIRECTOR COMPENSATION FOR FISCAL 2011

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)(4)	All Other Compensation ($)	Total ($)
General Michael W. Hagee	52,000	43,666	—	95,666
Mr. Charles M. Boesenberg	70,000	43,666	—	113,666
Mr. Gary A. Griffiths	63,000	43,666	11,458(5)	118,124
Mr. Hagi Schwartz	59,000	43,666	12,105(5)	114,771
Mr. Ronald D. Verdoorn	80,000	43,666	12,243(5)	135,909
Mr. Douglas R. King	74,000	43,666	—	117,666
_________________________

(1)
This column represents annual director fees, non-employee chairman fees, committee chairman fees and other committee member fees earned in fiscal 2011. Excludes fees paid in fiscal 2011 but earned in fiscal 2010. The table below provides additional detail on the cash compensation payable to our non-employee directors.

(2)
Represents the aggregate grant-date fair value of the performance shares for the applicable fiscal year calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards, such as by exercising stock options. Information on the valuation assumptions used in the calculation of the grant-date fair value are set forth Note 14 “Share-Based Compensation” in our Form 10-K for the year ended June 24, 2011. These options vest on the earlier of the day prior to the annual meeting following the grant date or one year following the grant date.

(3)
The following options were outstanding as of June 24, 2011: Mr. Boesenberg, 62,081; Mr. Griffiths, 74,664; Mr. Schwartz, 80,707; Mr. Verdoorn, 71,332; Mr. King, 62,833; and General Hagee, 52,833. The following restricted stock units were outstanding as of June 24, 2011: Mr. Boesenberg, 978; Mr. Griffiths, 782; Mr. Schwartz, 1,173; and Mr. Verdoorn, 1,173.

(4)	Represents the grant date fair value for an option to purchase up to 10,000 shares of common stock on January 3, 2011.

(5)	Consists of amounts paid for our contribution to the payment of the director’s medical insurance premiums.

The breakdown of the cash compensation applicable to our non-employee directors for the fiscal year ended June 24, 2011 is as follows:

Annual Retainer for Board Members:	45,000
Annual Retainer for Committee Positions:
Audit Committee Chairperson:	24,000
Other Audit Committee members:	10,000
Compensation Committee Chairperson:	15,000
Other Compensation Committee members:	8,000
Nominating Committee Chairperson:	10,000
Other Nominating Committee members:	5,000
Strategic Planning Committee Chairperson:	4,000
Other Strategic Planning Committee members:	2,000
Annual Retainer for Non-Employee Chairman of the Board:	25,000

All retainer payments will be paid quarterly in arrears, pro-rated for any partial quarters served. In addition, we also reimburse our non-employee directors for all reasonable expenses incurred in attending meetings of the Board and its committees.
Director Compensation for Fiscal 2012
On the first business day of the month following the Annual Meeting in 2011, each independent, non-major stockholder affiliated director will receive his annual stock options to purchase 15,000 shares of our common stock. These options vest on the earlier of the day prior to the annual meeting following the grant date or one year following the grant date.
In addition, the breakdown of the cash compensation applicable to our non-employee directors for the fiscal year 2012 is as follows:

Annual Retainer for Board Members:	45,000
Annual Retainer for Committee Positions:
Audit Committee Chairperson:	24,000
Other Audit Committee members:	10,000
Compensation Committee Chairperson:	15,000
Other Compensation Committee members:	8,000
Nominating Committee Chairperson:	10,000
Other Nominating Committee members:	5,000
Strategic Planning Committee Chairperson:	10,000
Other Strategic Planning Committee members:	5,000
Annual Retainer for Non-Employee Chairman of the Board:	25,000

All retainer payments will be paid quarterly in arrears, pro-rated for any partial quarters served. In addition, we also reimburse our non-employee directors for all reasonable expenses incurred in attending meetings of the Board and its committees.
COMPENSATION DISCUSSION AND ANALYSIS
This “Compensation Discussion & Analysis” section sets forth the approach, rationale, background, and methods of our executive compensation practices for fiscal 2011 for our named executive officers who are identified in the Summary Compensation Table on page 46 of this proxy statement. The purpose of this discussion is to provide the context necessary to understand the compensation of these senior executives, which is detailed in the tables and narratives that follow.
Overview
Compensation of SGI’s executive officers is intended to attract, motivate and retain highly qualified individuals with the leadership skills necessary to achieve SGI’s annual and long-term business objectives and to create stockholder value. The Compensation Committee has the responsibility for establishing and overseeing our executive officer compensation programs pursuant to the following objectives:

•	Executive officers should be fairly compensated for the value of work provided, including the achievement of specific Company goals and objectives;

•	Executive officers’ total direct compensation (consisting of salary, annual cash incentive compensation and long-term equity incentive compensation) should be competitive with market practices;

•
Compensation of the executive officers should align their interests with the interests of SGI’s stockholders by providing the executive officers with long-term equity incentive compensation opportunities and promoting stock ownership, and thereby discouraging behavior that leads to excessive risk taking;

•
A significant portion of the compensation of executive officers should be at risk; provided such risk does not lead to excessive risk taking by executive officers, and should vary based on SGI’s financial and operational performance as well as each executive officer’s level of responsibility and individual performance at SGI; and

•	The executive officer compensation programs should be implemented in an objective and non-discriminatory manner.

To achieve these objectives, the Compensation Committee implements and maintains compensation plans that tie a portion of each executive’s overall compensation to individual and Company performance. The Compensation Committee strives to create an executive compensation program that is competitive with the executive compensation paid by comparable public technology companies.

Fiscal 2011 Compensation Decision and Process Highlights
In fiscal 2011, SGI continued to compensate its executive officers in a manner consistent with its pay-for-performance philosophy, emphasizing both short and long-term incentive compensation.
In fiscal 2010, the technical computing industry, including computing servers and data center solutions, experienced a decline in sales in the context of a constrained global economy. In fiscal 2011, the technical computing industry grew significantly and SGI grew its business and increased stockholder value by delivering superior technical solutions, implementing a number of austerity measures, and improving its operating margins. The executive officers’ leadership, commitment and performance were critical to the improvement in SGI’s business results in fiscal 2011, which are highlighted below.

•	Record Fiscal 2011 Revenue. GAAP Revenue $629.6 million, up 56% year over year; Non-GAAP Revenue $641.8 million, up 22% year over year.

•	Strong Fiscal 2011 Gross Margin. GAAP Gross Margin 27.0%, up 478 basis points year over year; Non-GAAP Gross Margin 29.2%, up 192 basis points year over year.

•	GAAP EPS of ($0.69) compared to ($2.95) in fiscal 2010; Non-GAAP EPS of $0.57 compared to ($0.82) in fiscal 2010.

•	Cash and investments of $140.8 million, up 1.7% year over year and debt-free.

Consistent with SGI’s executive compensation principles, the following compensation decisions were made with respect to fiscal 2011:
During February, March and April 2010, the Compensation Committee performed a comprehensive executive compensation review for fiscal 2011, including an analysis of base salary, annual cash incentive compensation and equity compensation. In performing this review, the Compensation Committee carefully considered data provided by the independent consulting firm of Radford. Radford was charged with conducting a competitive analysis of our executive compensation and evaluating the competitiveness of our compensation practices against a peer group, as further discussed below under “Consultants and Market Positioning Philosophy.”
Radford compared the component of executive compensation for each of our executive officers against the median peer group results, and made recommendations to the Compensation Committee based on these results. The Compensation Committee considers the 50th percentile to be fair compensation consistent with other companies with which we compete for executive talent. Although the Compensation Committee targeted the 50th percentile for executive compensation levels, it determined that the base salaries of our named executive officers should remain the same as they were in fiscal 2010. As a result, the base salary of certain named executive officers (as set forth below), remained below the 50% percentile.
As a result of this independent analysis, the following compensation decisions were made with respect to fiscal 2011:

•
On July 27, 2010 the Compensation Committee approved a short term incentive plan (the “2011 STIP”) for fiscal 2011. Upon achievement of certain performance factors at various levels, SGI paid cash bonuses to its executive officers for each of the first, second, third and fourth quarters of fiscal 2011, as described below under “Annual Bonus and Cash Incentive Compensation.” In addition, SGI paid a “true-up” payment to these executive offers so that the actual quarterly payments would not be less than the payments each would have received had bonuses been determined and paid on an annual basis rather than a quarterly basis.

•
In addition, based on increased employee roles and contributions, as well as retention requirements, on July 27, 2010 the Compensation Committee approved restricted stock unit grants for employees, including our executive officers to be granted on September 3, 2010. These grants were based on target equity grant guidelines that were determined by the Compensation Committee based on information provided by its independent consultant, Radford. These equity grants are further described below under “Long Term Equity Incentive Compensation.”

•	The Compensation Committee did not increase the base salaries of its named executive officers but maintains the 50th percentile of our Peer Group as our target base salary compensation.
Determining Executive Compensation
The Compensation Committee determines all aspects of the compensation for our executive officers.
Consultants and Market Positioning Philosophy
As discussed above under “Compensation Committee,” Radford served as the Compensation Committee’s outside compensation adviser for fiscal 2011. Our outside compensation adviser provided the following services:

•	Assisting in the selection of our peer group companies and applicable benchmarks;

•	Providing compensation survey data (including equity compensation data) to benchmark executive compensation;

•	Recommending how to best structure short-term and long-term incentives to provide competitive compensation and align the interests of senior management, the Company and its stockholders;
•Helping the Compensation Committee interpret compensation data;
•Reviewing our management’s compensation recommendations; and

•	Advising on the reasonableness and effectiveness of our executive officer compensation levels and programs.
In addition, MacKenzie Partners served the Compensation Committee on a limited basis, providing information on corporate governance and compliance developments and impacts on executive compensation practices. Specifically, MacKenzie Partners provided the Compensation Committee with information on legislative, regulatory and stockholder trends relating to CEO compensation.
Similarly, the Compensation Committee retained independent counsel from the law firm of Fenwick and West LLP to provide advice and counsel on executive compensation practices from a risk assessment and mitigation perspective, including legal analyses of legislative, regulatory and stockholder trends. This allowed the Compensation Committee to consider current and evolving compensation governance issues during fiscal 2011 with the advice of independent counsel retained by the Compensation Committee.
To support its objective of providing an executive compensation program that is sufficiently competitive to attract and retain key executives, the Compensation Committee evaluated executive compensation information from specific groups of comparable companies.

Use of Comparative Compensation Data
As described in the “Fiscal 2011 Compensation Highlights” section above, the Compensation Committee’s executive compensation review for fiscal 2011 included an analysis of base salary, annual cash incentive compensation and equity compensation.
In determining our executive compensation for fiscal 2011, the Compensation Committee utilized the findings provided in a Compensation Assessment Report prepared by Radford, which evaluated our compensation practices and assisted the Compensation Committee in developing and implementing our executive compensation program. Radford identified a group of peer companies to assess the competitiveness of our executive officers’ compensation as compared to executives with similar titles and responsibilities at companies with which SGI competes for talent to be used in connection with compensation decisions for fiscal 2011. This group of companies is referred to in this proxy statement as the “Peer Group.” The Peer Group includes companies of similar size and industry focus and scope as SGI. Radford developed this list through research of security analyst reports and a selection of companies in specific industry segments based on specific financial and non-financial criteria.
For fiscal 2011, Radford considered a combination of the following criteria to identify the companies to be included in the Peer Group: (i) SGI’s last fiscal year Peer Group; (ii) peers identified by the Company; and (iii) peers identified through the Hoovers.com website. Radford further refined its method for determining the Peer Group by focusing on companies that represented a cross-section of public companies in the server, network software, semiconductor and telecommunications sectors with comparable attributes to the Company (inclusive of the Legacy SGI assets), in four areas: (i) annual revenue performance; (ii) market capitalization; (iii) net income/operating income; and (iv) headcount. The Compensation Committee believed that use of this methodology produced the appropriate Peer Group for comparison. Radford reviewed and informed the Compensation Committee of the compensation practices of the companies in this group, so that the Compensation Committee could understand the compensation landscape in the technology market when determining the equity of SGI’s executive officers based on the scope of job responsibilities or the breadth of the organizations managed by executives holding the same or similar titles. Radford also reviewed the Peer Group set forth in our last-filed proxy statement to determine whether any modifications were warranted for fiscal 2011 and determined that no modifications were necessary for fiscal 2011.
With this focus and for these reasons, on the advice of Radford the Compensation Committee adopted the following Peer Group for fiscal 2011:

Adaptec, Inc.	NeuStar, Inc.
Adtran, Inc.	PMC-Sierra Inc.
Blue Coat Systems, Inc.	Progress Software Corporation
Cray, Inc.	Quantum Corporation
CSG Systems, Inc.	QLogic Corp.
Dot Hill Systems, Corp.	Radiant Systems, Inc.
Eclipsys Corporation	RadiSys Corp.
Electronics for Imaging, Inc.	Semtech Corporation
Emulex Corp.	Sonus Networks, Inc.
Epicor Software Corporation	Synpatics Incorporated
F5 Networks, Inc.	Syniverse Technologies, Inc.
Microsemi Corporation	Viasat, Inc.

Radford meets with members of senior management to learn about our business operations and strategies, key performance metrics and target goals, and the labor and capital markets in which we compete. Radford factored this information into its compensation recommendations to the Compensation Committee.
The Compensation Committee relied on Radford to advise on allocation between annual base salary, annual target bonus and equity incentive awards for our executive officers. Rather than relying on a fixed policy for the allocation of compensation elements, however, after consultation with Radford, the Compensation Committee made its decisions based on data derived from comparable compensation vehicles utilized by Peer Group companies. The Compensation Committee further considered the amount of total compensation and sought to strike a balance among all forms of compensation.
In fiscal 2011, SGI targeted the 50th percentile, defined as the middle point of relevant Peer Group market data discussed herein, for each element of compensation, including base salary, target annual incentive opportunity, target total cash compensation level, target total long-term incentive and target total direct compensation level. The Compensation Committee determined this is an appropriate target market position to enable SGI to attract and retain the level of executive talent it believes will improve operational performance and stockholder value.

The Compensation Committee also periodically reviews the competitiveness of the executive officers’ severance, change-in-control stipulations, and the broad-based employee benefit plans in which the executive officers participate.
Role of our Chief Executive Officer and Management in Compensation Determinations
The Compensation Committee consults with management regarding both executive and non-executive employee compensation plans and programs, including administering our equity incentive plans. SGI’s CEO typically makes assessments and recommendations to the Compensation Committee on whether there should be adjustments to the annual base salary, annual cash incentive compensation and long-term equity incentive compensation of executive officers based upon an evaluation of: individual performance; recruiting and hiring trends and key employment statistics; strategic importance of the position; scarcity in the market of the individual’s skills and talents; and expected future contributions. The Compensation Committee reviews such assessments and recommendations; however, the Compensation Committee’s decisions are made by the Compensation Committee in its sole discretion in consultation with the CEO as necessary, but outside of the presence of any impacted executive officers. Accordingly, in addition to the information regarding compensation paid to executives with similar titles and responsibilities at the companies in the Peer Group, the Compensation Committee also takes into account each of the following individual factors (which are provided to the Compensation Committee by our CEO, with the support of management representatives from finance, legal and human resources) when determining the compensation for our executive officers:

•	Individual performance;

•	Performance of the Company’s business;

•	Succession planning considerations/retention risks;

•	Recommendations on the design and structure of cash incentive and long-term equity incentive compensation;

•	Information on recruiting and hiring trends and key employment statistics;

•	Recommendations from our compensation consultant and management on the amount and form of compensation to be paid to all executive officers, including the CEO;

•	Strategic importance of the position;

•	Scarcity in the market of the individual’s skills and talents;

•	Expected future contributions;

•	Historical compensation; and

•	Other information as requested by the Compensation Committee.

Our CEO, Senior Vice President and General Counsel and Senior Vice President, Human Resources generally attend the Compensation Committee meetings. However, at each meeting in which executive compensation is on the agenda, the Compensation Committee holds an executive session without management (including the CEO) present. In addition, our CEO is not present during the deliberation of, and voting on, his compensation. Also, from time to time the Compensation Committee meets independently, without SGI management present, with its independent legal counsel and/or compensation consultants.

Compensation Components
The Compensation Committee divides compensation for the executive officers into the following components:

•	Base salary;

•	Annual variable cash incentive compensation; and

•	Long-term equity incentive compensation.

In addition, we provide our executive officers typical employee benefits on the same terms as other employees. We also provide severance and change in control benefits to all of our named executive officers, but the Compensation Committee does not consider these benefits when making its determinations about other elements of our executive compensation program.
Consistent with the principles of SGI’s executive officer compensation outlined above, an executive officer’s total direct compensation is based upon SGI’s performance as well as the performance of the individual executive officer. SGI does not have a pre-established policy or target for allocating between fixed and variable compensation or among the different types of variable compensation. However, the allocation is influenced by the Compensation Committee’s assessment of the compensation practices of the companies in the Peer Group and SGI’s short-term and long-term strategic objectives. The Compensation Committee aims to provide total direct compensation at levels sufficient to attract and retain qualified executives. Variable compensation generally consists of annual cash incentive compensation and long-term equity incentives, and represents a significant portion of the total direct compensation opportunity for each executive officer. The Compensation Committee believes that the executive officers’

consistent and sustained performance can have a direct and significant impact on long-term stockholder value and that awarding long-term equity incentives aligns our executive officers’ interests with those of our stockholders.
Base Salary
The Compensation Committee establishes base salaries for our executives based on market compensation paid by companies in the Peer Group for similar positions and based on the following factors: the scope of responsibilities, experience, past performance and objectives for the year. Generally, the Compensation Committee believes that executive base salaries targeted at the 50th percentile of salaries for executives in similar positions and with similar responsibilities at companies in the Peer Group are sufficient to attract and retain qualified executives. However, in fiscal 2011, the Compensation Committee decided to neither increase nor decrease the base salaries of our named executive officers from fiscal 2010. As a result, base salaries for Mr. Barrenechea, our Chief Executive Officer, and Mr. Wheat, our Chief Financial Officer, remained below the 50th percentile. Changes to the executive officers’ base salaries, if any, are typically made annually, following the commencement of the Company’s fiscal year. Any such changes are intended to realign salaries with market levels after taking into account individual responsibilities, performance, experience and objectives for the year.

Annual Variable Cash Incentive Compensation - Commission
For Messrs. Carrozza and Rinehart, our senior sales executives, variable cash compensation consisted of sales and service commissions, respectively. As discussed above under “Role of Board in Risk Oversight” and “Compensation Committee,” the Board and the Compensation Committee believe that SGI’s compensation policies and practices, including our Fiscal 2011 Commission Plan, described below, do not create inappropriate or unintended significant risk to the Company as a whole.
In fiscal 2011, Mr. Carrozza also participated in the Company’s Fiscal 2011 Sales and Service Compensation Plan (the “2011 Commission Plan”), pursuant to which he earned $265,306 in sales commissions, as set forth in the Summary Compensation Table. The 2011 Commission Plan is a Company-wide plan aligned to the Company’s operating plan, in which all sales and service employees participate, and which allows for the plan administrators to use discretion to increase or decrease a participant’s quota based on underachievement or overachievement against their personal sales plan. Mr. Carrozza’s sales commissions comprised all of Mr. Carrozza’s variable cash compensation for fiscal 2011; he did not participate in the 2011 STIP, described below. Pursuant to the 2011 Commission Plan, Mr. Carrozza was eligible to receive up to $250,000 plus additional uplifts for channel sales orders and professional service consulting orders and a rate multiplier of 1.75 for exceeding 100% of his quota.
Similarly, in fiscal 2011, Mr. Rinehart also participated in the 2011 Commission Plan, pursuant to which he earned $128,363 in service commissions, as set forth in the Summary Compensation Table. Mr. Rinehart’s service commissions comprised all of Mr. Rinehart’s variable cash compensation for fiscal 2011; he did not participate in the 2011 STIP. Pursuant to the 2011 Commission Plan, Mr. Rinehart was eligible to receive up to $125,000 plus a rate multiplier of 1.75 for exceeding 100% of his quota.

Annual Variable Cash Incentive Compensation - Bonus
The Compensation Committee believes that a meaningful portion of the annual cash compensation for each executive officer should be in the form of variable incentive bonuses, which motivate our executive officers towards achievement of annual financial targets set by the Compensation Committee. Our policy is to target annual bonuses at the 50th percentile of the companies in the Peer Group. For Mr. Barrenechea, the metrics used to determine attainment of his personal performance targets are identical to those of the other executive officers (excluding those compensated under the 2011 Commission Plan) and employees participating in corporate bonus plans, thereby maintaining a commonality of business interests across the Company. Further, Mr. Barrenechea’s performance targets under the corporate bonus plans (as discussed below) represent a substantial portion of his total cash compensation, equaling his base compensation for the same annual period.
Fiscal 2011 Short Term Incentive Plan
In July 2010, the Compensation Committee established the 2011 Short Term Incentive Plan (the “2011 STIP”) for fiscal 2011 as our performance-based incentive plan and determined the target bonus amounts for our executive officers. The 2011 STIP replaced our prior SGI Corporate Bonus Plan and provides incentives that are aligned with targeted Company performance without increasing risk to the Company. The Compensation Committee selected Company-level financial targets in order to focus executive attention on attaining financial objectives for our business and to foster teamwork among the members of management. The 2011 STIP provided that bonuses are payable quarterly based upon quarterly achievement of two key indicators of our performance: non-GAAP revenue and non-GAAP gross margin performance targets, as set by the Compensation Committee. The Compensation Committee considered achievement of these performance criteria to most accurately reflect SGI’s current year financial performance and these performance criteria were consistent with SGI’s fiscal 2011 business plan. These two performance criteria serve to encourage attention to near-term future revenue and weighting them equally encourages management to focus on current year financial goals. In addition, using these two criteria consistently permits us to measure the Company’s performance on a year-over-year basis, as well as compare the Company’s performance against the performance of companies with which we compete. Non-GAAP revenue and non-GAAP gross margin excluded revenue deferred in accordance with Statement of Accounting Position 97-2, “Software Revenue Recognition” (SOP 97-2) for certain of the Company's transactions where software is more than incidental to the overall product solution sold, stock-based compensation expense, amortization of intangibles, inventory step up arising from acquisition of substantially all the assets of Silicon Graphics, Inc., and excess and obsolete inventory charges related to next-generation technology shifts and related recoveries. Using non-GAAP gross margin performance targets in the 2011 STIP was intended to ensure that revenue generation would be not be accomplished by sacrificing non-GAAP net income.
Under the 2011 STIP, for a bonus to be earned and payable for a given quarter, the Company’s quarterly non-GAAP revenue and non-GAAP gross margin must each be within a range of respective percentages that includes a threshold requirement of 90% with a payout of 50% and a maximum target of 110% with a maximum payout cap of 150%. Achievement of the performance criteria and the corresponding calculation of a participant’s payout percentage were measured on a straight line interpolation. Failure to meet the threshold requirement would result in no quarterly bonus amount being paid. Further, at the end of fiscal 2011, the Compensation Committee compared the aggregate percentage of all quarterly bonus amounts paid during fiscal 2011, with the actual non-GAAP revenue and non-GAAP gross margin attained for the fiscal 2011, and determined whether a “true-up” payment was necessary. A “true-up” payment would be made only if the actual quarterly payments were less than the payments that would have been made had the payments been paid on an annual basis rather than a quarterly basis.
An executive may be entitled to a portion of the target bonus or an amount in excess of the target bonus (capped at 150% of the target bonus), in the following scenarios:

•	In the event of full attainment of both the non-GAAP revenue and non-GAAP gross margin performance targets, the respective 100% full percentage of the quarterly bonus target will be earned;

•	In the event of 90% attainment at both performance targets, 50% of the quarterly bonus target will be earned;

•
In the event of under-attainment of one or both of the performance targets, a range of 0% to 88% of the quarterly bonus target will be earned, depending on the specific levels of actual non-GAAP revenue and non-GAAP gross margin performance;

•
In the event of no under-attainment of either performance targets and over-attainment of one or both performance targets, a range of 106% to 150% of the quarterly bonus target will be earned, depending on the specific levels of actual non-GAAP revenue and non-GAAP gross margin performance.

The Compensation Committee determined the non-GAAP revenue and non-GAAP gross margin performance criteria were achieved at the following levels for each quarter of fiscal 2011:

		ACTUAL TARGETS AND RESULTS ($s are in millions)			COMPANY PAYOUT DETERMINATION
		2011 STIP Target1	Company Performance	Attainment Result	2011 STIP Rules	Compensation Committee Discretion	Percentage of Target Paid
Q1	REVENUE	$120M	$130.3M	108.6%	131%	None	131%
	GROSS MARGIN	26.5%	28.3%	106.8%
Q2		$161.6M	$185.9M	115%	144%	None	144%
		27.6%	30.1%	109.1%
Q3	REVENUE	$143.1M	$135.8M	94.9%	75%	None	75%
	GROSS MARGIN	30.7%	29.9%	97.4%
Q4	REVENUE	$150.7M	$161.6M	107.2%	88%	None	88%
	GROSS MARGIN	31.8%	28.5%	89.6%

1Indicates the actual 2011 STIP quarterly metric target applied, as determined by the Compensation Committee prospectively in accordance with the Company's annual operating plan, and subject to Compensation Committee Discretion.

At the end of fiscal 2011, the Compensation Committee determined that the performance criteria were achieved at the following levels on an annual (as opposed to quarterly) basis:

ACTUAL TARGETS AND RESULTS ($s are in millions)			COMPANY PAYOUT DETERMINATION

2011 STIP Target[1]	Company Performance	Attainment Result	2011 STIP Rules	Compensation Committee Discretion	Percentage of Target Paid

Annual True-Up	REVENUE	575.4M	613.6M	106.6%	113%	None	113%
	GROSS MARGIN	29.2%	29.2%	100%

The following are the target quarterly bonuses and actual quarterly bonuses paid in fiscal 2011, as well as the annual “true-up” bonus paid in fiscal 2011:

Name	Quarterly Target Bonus	Q1 Bonus Payment	Q2 Bonus Payment	Q3 Bonus Payment	Q4 Bonus Payment	Annual True-up2
Mark Barrenechea	$112,500	$147,375	$162,000	$84,375	$99,000	$15,750
James Wheat	$43,750	$57,313	$63,000	$32,813	$38,500	$6,125
Maurice Leibenstern	$31,000	$40,610	$44,640	$23,250	$266,801	$4,170
Jennifer Pratt	$23,200	$30,392	$33,408	$17,400	$20,416	$3,248

1Mr. Leibenstern ceased to be employed by SGI on June 22, 2011, prior to the Q4 Bonus being earned. Pursuant to his separation agreement with SGI, SGI paid to Mr. Leibenstern his target Q4 Bonus Payment, pro-rated for the number of calendar days he was employed in Q4.
2The calculation of the True-Up on an individual basis is the total payout as calculated for the year, less amounts paid and then distributed pro rata for participation in the plan.
Long-Term Equity Incentive Compensation
The goal of our long-term, equity-based incentive awards is to provide each executive officer with an incentive to manage the Company from the perspective of an owner with an equity stake in the business. The Compensation Committee further believes that long-term performance is achieved through an ownership culture that encourages long-term performance by our executive officers through the use of stock-based awards. In addition, the Compensation Committee believes that having a meaningful equity ownership in the Company assists us in retaining our key employees. In fiscal 2011, the Compensation Committee, upon the recommendation of Radford, determined that restricted stock units rather than stock options should be granted to executive officers at a ratio of one restricted stock unit for each three stock options that would otherwise have been granted to the executive officers had stock options been granted. The Compensation Committee made this determination in consultation with Radford taking into account the decreased stockholder dilution, increased retention that results from the use of restricted stock units and the comparable shift to the use of time-based restricted stock units by companies in SGI’s Peer Group.
The aggregate number of stock options and restricted stock units granted to our named executive officers is based on an estimated target value of the equity awards. The Compensation Committee believes that annual equity awards generally create strong incentives to drive future stockholder return, and determines annual equity awards for each executive with reference to our peer group benchmark. We target total equity-based compensation at the 50th percentile of the companies in the Peer Group for equity compensation for each executive. In addition to peer company benchmarking, the Compensation Committee also considers the following factors:
•each executive’s position within SGI;
•the level it considers appropriate to create a meaningful opportunity for reward based on increasing stockholder value;
•the fiscal period’s budget for necessary compensation expense;
•the executive’s performance;
•each executive’s potential for future responsibility and promotion;

•competitive compensation targets for the executive’s position and level of contribution; and
•the CEO’s assessments and recommendations as to the long-term equity compensation for all of the executive officers.

The restricted stock units vest as to 1/16th of the shares every three months from the date of grant, subject to the executive’s continued service with us. These equity awards granted to our named executive officers are described in the table entitled “Outstanding Equity Awards at June 24, 2011.” The size and terms of the equity awards granted to our executive officers were determined by the Compensation Committee and based upon independent information provided by Radford. The data relied upon by the Compensation Committee included analysis of the then-current, and trending of, equity vehicles and quantitative awards utilized by the Peer Group, as well as the high-technology industry as a whole. As a result, the Committee awarded restricted stock units which targeted the 50th percentile overall and individually. One exception to the use of restricted stock units in fiscal 2011 was the equity grant made to the Senior Vice President, Support Services, Mr. Rinehart, who joined SGI just prior to the Committee’s annual compensation review process. Mr. Rinehart received compensation in accordance with our standard terms and conditions utilized for executive employees, which included base salary, commission, stock options and restricted stock units, all targeting the 50th percentile of comparable positions in the Peer Group.
It should also be noted that in fiscal 2010, as described in the Company’s fiscal 2010 proxy statement, the Compensation Committee granted two separate stock options to Mr. Barrenechea. The first was an option to purchase 80,000 shares of the Company’s common stock subject to time-based vesting over 48 months, which continued to vest in fiscal 2011 and will continue to vest going forward provided he continues to provide services to SGI. The second was an option to purchase 40,000 shares of the Company’s common stock, which option is eligible to vest, or be forfeited in whole or in part, in four equal annual increments based upon the Company’s achievement of certain performance targets (the “Fiscal 2010 CEO Performance Grant”) in addition to his continued employment. This Fiscal 2010 CEO Performance Grant, like all option grants, was necessarily performance-oriented because its value is tied to the appreciation of the Company’s stock price. However, the Fiscal 2010 CEO Performance Grant was also tied directly to the specific Company performance factors that are set forth in the applicable annual cash bonus plan. Accordingly, the percentage of the 10,000 shares applicable to each of the four years that will vest in a given year equals the actual percentage achievement rate under the Company’s cash bonus plan for the applicable fiscal year. For example, if the average annual attainment rate for fiscal 2010 was fifty percent (50%), Mr. Barrenechea would receive 5,000 shares, or fifty percent (50%) of the 10,000 shares eligible to be awarded for that year and the remaining 5,000 shares would be forfeited to the Company. The percentage of the Fiscal 2010 CEO Performance Grant to be earned by Mr. Barrenechea will be determined annually for each subsequent year of this grant, based on the annual bonus plan to be established by the Compensation Committee, and the respective average annual percentage attained by the Company. The Compensation Committee believes that performance-based vesting of the CEO’s option awards more closely aligns his compensation with the interests of stockholders. The Committee has determined that the Fiscal 2010 CEO Performance Grant vested as to 10,000 of the 40,000 shares subject to the Fiscal 2010 CEO Performance Grant in fiscal 2011 based on the attainment of the goals under the 2011 STIP, which goals are described on page 41 above.
The Compensation Committee and senior management monitor SGI’s equity award policy to ensure that such policy complies with governing regulations and are consistent with good corporate practice. Annual grants to the executive officers are generally made at the Compensation Committee meeting held in the beginning of each fiscal year, after results for the preceding fiscal year become publicly available, enabling the Compensation Committee to consider both the prior year’s performance and expectations for the succeeding year in making grant decisions. However, the Compensation Committee may make grants at any time of the year it deems appropriate. Currently, the Company does not have any holding period requirements for equity grants made to executive officers.
Deferred Compensation
Other than participation in the Company’s broad-based tax-qualified 401(k) plan, we do not offer or maintain non-qualified defined benefit plans or other deferred compensation plans for the benefit of our executive officers or any other employees.
Other Employee Benefit Plans
The named executive officers are eligible for the same benefits available to SGI employees generally. These include participation in a tax-qualified 401(k) plan, employee stock purchase plan, and group life, health, dental, vision and disability insurance plans. SGI also periodically benchmarks its broad-based employee benefit plans based upon a review of the benefits survey conducted by Radford. SGI aims to provide benefits to its employees that are consistent with market practice.

Severance and Change of Control Arrangements
The Compensation Committee periodically reviews typical industry practices concerning severance and change in control agreements and SGI’s severance and change in control agreements. SGI has entered into agreements with Messrs. Barrenechea, Wheat, Carrozza, Rinehart and Pebworth and Ms. Pratt that provide for benefits upon termination of employment under certain circumstances, including in connection with a change in control of SGI. These benefits include continued salary, which may be paid over time or in a lump sum, continued health insurance coverage, accelerated vesting of equity awards, and extended exercisability of equity awards. SGI provides these benefits as a means of remaining competitive, retaining executive officers, focusing executive officers on stockholder interests when considering strategic alternatives and providing income protection in the event of involuntary loss of employment. Most of these benefits were determined through arms-length negotiations at the time each executive was hired by SGI, and are therefore different for each executive. We have also entered into severance and change in control agreements with certain executive officers while they were employed by SGI. We entered into these agreements to create parity among our executive officers, and any such agreements have terms similar to those of agreements entered into within executive officers at the time such executive officers were hired. The Compensation Committee agreed to the specific provisions based on the seniority of the executive officer, the level of severance and change in control benefits held by other executive officers, and its negotiating power in the negotiations. The Compensation Committee maintains a standardized executive employment agreement containing consistent and equitable provisions regarding severance, change of control payments and other terms of employment, together with appropriate provisions designed to protect and benefit SGI in the event of an executive officer’s termination.
A summary of the material terms of these Employment Agreements, together with a quantification of the benefits available under the agreements, may be found in the section of the proxy statement entitled “Executive Compensation—Potential Payments Upon Termination or Change of Control.”
Stock Ownership Guidelines
Our Corporate Governance Guidelines provide that each director who has served on the Board for at least one year is expected to own shares of SGI’s common stock with a market value at least as high as the amount of his or her annual cash base retainer and each executive officer who has been employed with the Company for at least one year should own a minimum of 5,000 shares of common stock of the Company.

Tax Considerations
Section 162(m) of the Internal Revenue Code of 1986
Section 162(m) of the Code limits deductions for certain executive compensation in excess of $1,000,000 in any fiscal year. Certain types of compensation are deductible only if performance criteria are specified in detail and payments are contingent on stockholder approval of the compensation arrangement. SGI attempts to structure its compensation arrangements to achieve deductibility under Section 162(m) of the Code, unless the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives. The Compensation Committee will continue to monitor issues concerning the deductibility of executive compensation and will take appropriate action if and when it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, the Compensation Committee is prepared, if it deems appropriate, to enter into compensation arrangements under which payments may not be deductible under Section 162(m) of the Code. Thus, deductibility will not be the sole factor used by the Compensation Committee in ascertaining appropriate levels or modes of compensation.
The unvested and unpaid restricted stock units granted in fiscal 2011 may not be deductible when vested and paid in the future under Section 162(m) of the Code because they may not be deemed to be “performance-based compensation” under Section 162(m) of the Code. Any cash amounts paid to certain executive officers in fiscal 2011 in excess of $1,000,000 will not be deductible under Section 162(m) of the Code.
Compensation Committee Report (1)
The Compensation Committee of the Board of Silicon Graphics International Corp. has reviewed and discussed with management the information contained in the Compensation Discussion and Analysis section (“CD&A”) contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended June 24, 2011.

COMPENSATION COMMITTEE:

Charles M. Boesenberg (Chairman)
Gary A. Griffiths
Ronald D. Verdoorn

________________________

(1)
The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the Commission and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, other than the Company’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION
SUMMARY OF EXECUTIVE COMPENSATION
The following table shows the compensation awarded or paid to, or earned by, each person serving as our Chief Executive Officer during fiscal 2011, our Chief Financial Officer, our three other most highly compensated executive officers serving in such capacity at June 24, 2011 and one other former executive officer who was not serving as an executive officer at June 24, 2011 but would have been included as one of the three other most highly compensated executive officers. We refer to these employees collectively as our “named executive officers.” On June 18, 2009, our Board approved a change in the Company's fiscal year end from the Saturday closest to December 31st of each year to the last Friday in June of each year. As a result of the change, the 2010 fiscal year ran from June 27, 2009 to June 25, 2010, and the Company had a fiscal transition period that began January 4, 2009 and ended June 26, 2009. This transition period is reflected in the table below as “2009T.” The 2008 fiscal year ran from December 30, 2007 to January 3, 2009.

2011 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Mark J. Barrenechea	2011	350,000	—		515,040	—	508,500		726	(8)	1,374,266
President and Chief Executive Officer	2010	329,808	—		—	376,834	240,625		770	(9)	948,037
	2009T	164,235	—		—	—	—		369	(10)	164,604
	2008	356,742	—		1,324,500	—	170,000		738	(11)	1,851,980
Jim Wheat	2011	270,000	—		201,840	—	197,750		726	(8)	670,316
Chief Financial Officer	20,010	254,423	—		—	99,464	74,250		770	(9)	428,907
	2009T	126,692	—		—	—	6,750		1,803	(12)	135,245
	2008	192,115	25,000	(2)	228,000	619,801	—		1,085	(13)	1,066,001
Rick Rinehart(3)	2011	275,000	—		—	—	128,363	(4)	3,237	(14)	406,600
Senior Vice President of Services
Anthony Carrozza	2011	275,000	—		104,400	—	265,306	(6)	2,984	(15)	647,690
Senior Vice President of Worldwide Sales	2010	259,135	—		—	78,148	182,295	(7)	770	(9)	520,348
	2009T	129,038	—		—	—	50,994		2,401	(16)	182,433
Jennifer Pratt(17)	2011	220,000	—		118,320	—	104,864		266,700	(18)	709,884
Senior Vice President, Human Resources											—
Maurice Leibenstern	2011	276,697	—		113,360	—	139,350		615,344	(19)	1,144,751
Former Senior Vice President, General Counsel and Corporate Secretary	20,010	254,423	—		—	78,148	72,188		1,064	(20)	405,823
	2009T	126,696	—		—	—	6,563		19,177	(21)	152,436
	2008	275,067	—		662,250	—	57,270		34,406	(22)	1,028,993

_________________________

(1)
Represents the aggregate grant-date fair value of the performance shares for the applicable fiscal year calculated in accordance with FASB ASC Topic 718. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards, such as by exercising stock options. Information on the valuation assumptions used in the calculation of the grant-date fair value are set forth Note 14 “Share-Based Compensation” in our Form 10-K for the year ended June 24, 2011.

(2)	Consists of a one-time cash bonus award in the amount of $25,000.

(3)	Mr. Rinehart was not a named executive officer prior to fiscal 2011; therefore, compensation information for years prior to fiscal 2011 is not required.

(4)	Consists of sales commissions earned during 2011 equal to $128,363.

(5)	Mr. Carrozza was not a named executive officer prior to fiscal 2009; therefore, compensation information for years prior to fiscal 2009 is not required.

(6)	Consists of sales commissions earned during 2011 equal to $265,306.

(7)	Consists of sales commissions earned during 2010 equal to $182,295.

(8)	Consists of $726 paid for life insurance premiums.

(9)	Consists of $770 paid for life insurance premiums.

(10)	Consists of $369 paid for life insurance premiums.

(11)	Consists of $738 paid for life insurance premiums.

(12)	Consists of $1,434 contributed to match the officer’s contributions to a 401(k) plan and $369 paid for life insurance premiums.

(13)	Consists of $531 contributed to match the officer’s contributions to a 401(k) plan and $554 paid for life insurance premiums.

(14)	Consists of $1,560 gross-up discretionary bonus, $951 taxable fringe and $726 paid for life insurance premiums.

(15)	Consists of $1,579 gross-up discretionary bonus, $679 taxable fringe and $726 paid for life insurance premiums.

(16)	Consists of $369 paid for life insurance premiums and $2,032 contributed to match the officer’s contributions to a 401(k) plan.

(17)	Ms. Pratt was not a named executive officer prior to fiscal 2011; therefore, compensation information for years prior to fiscal 2011 is not required.

(18)	Consists of $246,688 gross-up relocation allowance, $19,175 paid for non-taxable relocation expense, $111 paid as a taxable relocation expense and $726 paid for life insurance premiums.

(19)
Consists of $270,000 paid in severance payments upon termination of Mr. Liebenstern’s employment with SGI, $21,819 paid in COBRA premiums, $322,799 as a FAS123 expense calculation for acceleration of 18,845 shares of Restricted Stock Units and 11,563 stock options and $726 paid for life insurance premiums.

(20)
Consists of $270,000 paid in severance payments upon termination of Mr. Liebenstern’s employment with SGI, $21,819 paid in COBRA premiums, $322,799 as a FAS123 expense calculation for acceleration of 18,845 shares of Restricted Stock Units and 11,563 stock options and $726 paid for life insurance premiums.

(21)	Consists of $18,514 paid for moving expenses, $369 paid for life insurance premiums and $294 paid for a gym membership.

(22)	Consists of $30,000 paid for moving expenses, $2,500 contributed to match the officer’s contributions to a 401(k) plan, $738 paid for life insurance premiums and $1,168 paid for a gym membership.

GRANTS OF PLAN-BASED AWARDS
The following table shows, for the fiscal year ended June 24, 2011, certain information regarding grants of plan-based awards to the named executive officers:

Grants of Plan-Based Awards in Fiscal 2011

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(5)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Grant Date	Thresh- old ($)(2)	Target ($)(3)	Maximum ($)(4)
Mr. Barrenechea	9/3/2010	225,000	450,000	675,000	74,000		515,040
Mr. Wheat	9/3/2010	87,500	175,000	262,500	29,000		201,840
Mr. Rinehart	N/A	—	—	—	—		—
Mr. Carrozza	9/3/2010	—	—	—	—		—
Ms. Pratt	9/3/2010	46,400	92,800	139,200	17,000		118,320
Mr. Leibenstern	9/3/2010	62,000	124,000	186,000	16,000		111,360

_________________________

(1)
These columns set forth the target amounts of each named executive officer’s annual cash bonus award for the year ended June 24, 2011 under our 2011 STIP. The actual cash bonus award earned for the year ended June 24, 2011 for each named executive officer is set forth in the 2011 Summary Compensation Table above. As such, the amounts set forth in this column do not represent additional compensation earned by the named executive officers for the year ended June 24, 2011. For a description of our annual cash bonus award program, see “Compensation Discussion and Analysis.”

(2)
These columns set forth the target amounts of each named executive officer’s annual cash bonus award for the year ended June 24, 2011 under our 2011 STIP. The actual cash bonus award earned for the year ended June 24, 2011 for each named executive officer is set forth in the 2011 Summary Compensation Table above. As such, the amounts set forth in this column do not represent additional compensation earned by the named executive officers for the year ended June 24, 2011. For a description of our annual cash bonus award program, see “Compensation Discussion and Analysis.”

(3)	Target represents the amount earned in the event of achievement within both performance target ranges whereby 100% of the quarterly bonus target would be earned.

(4)
Maximum represents the maximum payout under the program in the event of full achievement of both the non-GAAP revenue and non-GAAP gross margin performance targets whereby 150% target bonus will be earned.

(5)
Restricted stock units were granted pursuant to the 2005 Equity Incentive Plan. 1/16th of the shares subject to the stock award vest every three months from the date of grant. Vesting is contingent upon continued service with us.

(6)	Represents the grant date fair value of such award as determined in accordance with FASB ASC Topic 718.

See “Compensation Discussion and Analysis” above for a discussion of our annual bonus structure and other elements of compensation.
Employment and Severance Agreements
SGI has entered into employment agreements with each of our named executive officers serving in such capacity at June 24, 2011, as further described below. These agreements provide for initial annual base salary and bonus, as may be subsequently amended through action by SGI’s Compensation Committee.
Mark J. Barrenechea. SGI entered into an employment agreement with Mr. Barrenechea on May 24, 2007, which was amended on December 31, 2008. Under the terms of the employment agreement, as amended, Mr. Barrenechea received an initial annual base salary of $350,000. In addition, Mr. Barrenechea, pursuant to the employment agreement, was eligible for an annual performance bonus of up to $250,000, based on his performance and SGI achieving performance targets established by the Compensation Committee. Mr. Barrenechea’s annual performance bonus amount has subsequently been increased to $450,000. Pursuant to the employment agreement, Mr. Barrenechea received an option to purchase up to 700,000 shares of SGI’s common stock and a restricted stock award for 150,000 shares of SGI’s common stock, in each case, with a four year vesting schedule, with 1/48 of the shares vesting each month provided that Mr. Barrenechea remains continuously employed by SGI. For a description of the termination and change of control provisions of Mr. Barrenechea’s employment agreement, see “Potential Payments Upon Termination or Change of Control.”
James Wheat. SGI entered into an employment agreement with Mr. Wheat on March 31, 2008, which was amended on April 14, 2008 and December 30, 2008. Under the terms of the employment agreement, as amended, Mr. Wheat received an initial annual base salary of $270,000. Mr. Wheat is also eligible to earn a quarterly performance bonus of up to $43,750 if he meets targets established by our Board. Pursuant to the employment agreement, Mr. Wheat received an option to purchase up to 100,000 shares of SGI’s common stock and a restricted stock unit award for 20,000 shares of SGI’s common stock. For a description of the termination and change of control provisions of Mr. Wheat’s employment, see “Potential Payments Upon Termination or Change of Control.”
Rick Rinehart. SGI entered into an employment agreement with Mr. Rinehart on April 1, 2010. Under the terms of the employment agreement, Mr. Rinehart received an initial annual base salary of $275,000. Mr. Rinehart is on a sales commission plan where he is eligible to earn an annual incentive of $125,000 if he meets quota targets established by the Board. Pursuant to the employment agreement, Mr. Rinehart received an option to purchase up to 75,000 shares of SGI’s common stock and a restricted stock unit award for 10,000 shares of SGI’s common stock. For a description of the termination and change of control provisions of Mr. Rinehart’s employment agreement, see “Potential Payments Upon Termination or Change of Control.”
Anthony Carrozza. SGI entered into an employment agreement with Mr. Carrozza on January 24, 2008, which was amended on December 23, 2008. Under the terms of the employment agreement, as amended, Mr. Carrozza received an initial annual base salary of $275,000. Mr. Carrozza was also eligible to earn a quarterly performance bonus of up to $31,250 if he met targets established by our Board. As discussed above under “Base Salary,” Mr. Carrozza was subsequently put on a sales commission plan where he is eligible to earn an annual incentive of $250,000 if he meets quota targets established by the Board. Pursuant to the employment agreement, Mr. Carrozza received an option to purchase up to 10,000 shares of SGI’s common stock and a restricted stock unit award for 30,000 shares of SGI’s common stock. For a description of the termination and change of control provisions of Mr. Carrozza’s employment agreement, see “Potential Payments Upon Termination or Change of Control.”
Jennifer Pratt. SGI entered into an employment agreement with Ms. Pratt on March 1, 2005, which was amended on January 23, 2008, December 23, 2008, May 14, 2009 and January 10, 2011. Under the terms of the employment agreement, as amended, Ms. Pratt received an initial annual base salary of $129,000, which has since been increased to $220,000. Ms. Pratt is also eligible to earn a quarterly performance bonus of up to $23,200 if she meets targets established by our Board. For a description of the termination and change of control provisions of Ms. Pratt’s employment, see “Potential Payments Upon Termination or Change of Control.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table shows certain information regarding outstanding equity awards at fiscal year-end for the named executive officers.
OUTSTANDING EQUITY AWARDS AT JUNE 24, 2011

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Mr. Barrenechea	700,000	—	(1)	—		13.23	06/11/17	28,125	(10)	432,844
	36,666	43,334	(2)	—		5.34	08/11/19	60,125	(11)	925,324
	6,875	3,125		30,000	(3)	5.34	08/11/19
Mr. Wheat	75,000	25,000	(4)	—		11.40	05/01/18	5,000	(12)	76,950
	16,041	18,959	(2)	—		5.34	08/11/19	23,563	(11)	362,635
Mr. Rinehart	20,312	54,688	(5)	—		7.73	06/01/20	7,500	(13)	115,425
Mr. Carrozza	56,250	18,750	(6)	—		9.44	04/01/18	5,625	(10)	86,569
	12,604	14,896	(2)	—		5.34	08/11/19	12,188	(11)	187,573
Ms. Pratt	4,055	—	(7)	—		10.88	03/16/15	7,032	(10)	108,222
	11,458	13,542	(2)	—		5.34	08/11/19	13,813	(11)	212,582
Mr. Leibenstern	75,000	—	(8)	—		14.03	10/01/17	—		—
	19,479	—	(9)	—		5.34	08/11/19	—		—

_________________________

(1)	The stock option vests as to 1/48th of the shares of common stock subject to the stock option each month beginning April 29, 2007.

(2)	The stock option vests as to 1/48th of the shares of common stock subject to the stock option each month beginning August 11, 2009.

(3)
A maximum of ten thousand (10,000) shares shall vest per annum upon each of the next four (4) bonus payment dates, as follows: The percentage (up to a maximum of one hundred percent (100%)) of each of the next four (4) annual performance bonuses earned by Mr. Barrenechea in accordance with the non-equity incentive plan shall be multiplied by ten thousand (10,000) to determine the number of shares vesting for each respective annual period.

(4)
The stock option vests as to 1/4th of the shares of common stock subject to the stock option on the first anniversary of the commencement date of April 21, 2008 and the remainder of the shares subject to the option vest in a series of twelve (12) successive equal quarterly installments over the next 36 months.

(5)
The stock option vests as to 1/4th of the shares of common stock subject to the stock option on the first anniversary of the commencement date of May 3, 2010 and the remainder of the shares subject to the option vest in a series of thirty-six (36) successive equal monthly installments over the next 3 years.

(6)
The stock option vests as to 1/4th of the shares of common stock subject to the stock option on the first anniversary of the commencement date of February 25, 2008 and the remainder of the shares subject to the option vest in a series of twelve (12) successive equal quarterly installments over the next 36 months.

(7)	The stock option vests as to 1/5th of the shares of common stock subject to the stock option on the first anniversary of the commencement date of March 15, 2005 and the remainder of the shares subject to the option vest in a series of forty-eight (48) successive equal monthly installments over the next 4 years.

(8)
The stock option vests as to 1/16th of the shares of common stock subject to the stock option each quarter beginning September 10, 2007. Pursuant to a Separation Agreement, effective as of June 22, 2011, between Mr. Leibenstern and the Company, the vesting of 4,688 shares was accelerated.

(9)
The stock option vests as to 1/48th of the shares of common stock subject to the stock option each month beginning on August 11, 2009. Pursuant to a Separation Agreement, effective as of June 22, 2011, between Mr. Leibenstern and the Company, the vesting of a portion of Mr. Leibenstern’s option award (6,875 shares) was accelerated.

(10)	Represents restricted stock units, which vests as to 1/16th of the shares of common stock subject to the restricted stock units every three months beginning on May 11, 2008.

(11)	Represents restricted stock units, which vests as to 1/16th of the shares of common stock subject to the restricted stock units every three months beginning on December 3, 2010.

(12)
Represents restricted stock units, which vest as to 1/4th of the shares of common stock subject to the restricted stock units on the first anniversary of the commencement date of April 21, 2008 and the remainder of the shares subject to the restricted stock unit vest every three months over the following 36 months.

(13)
Represents restricted stock units, which vest as to 1/4th of the shares of common stock subject to the restricted stock units on the first anniversary of the commencement date of May 2, 2010 and the remainder of the shares subject to the restricted stock unit vest every three months over the following 36 months.

OPTION EXERCISES AND STOCK VESTED
The following table shows certain information regarding option exercises and stock vested during the last fiscal year with respect to the named executive officers:
OPTION EXERCISES AND STOCK VESTED IN FISCAL 2011

	Option Awards:		Stock Awards:
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)	(#)	($)
Mr. Barrenechea	—	—	3,125	$21,250
	—	—	3,125	$21,250
	—	—	3,125	$21,250
	—	—	3,125	$23,500
	—	—	3,125	$23,500
	—	—	3,125	$24,281
	—	—	3,125	$41,406
	—	—	3,125	$41,406
	—	—	3,125	$48,469
	—	—	3,125	$68,750
	—	—	3,125	$68,750
	—	—	4,625	$37,740
	—	—	4,625	$81,863
	—	—	4,625	$83,898
	—	—	9,375	$63,750
	—	—	9,375	$68,625
	—	—	9,375	$147,469
Mr. Wheat	—	—	1,250	$8,500

	—	—	1,250	$9,400
	—	—	1,250	$16,563
	—	—	1,250	$27,500
	—	—	1,812	$14,786
	—	—	1,812	$32,072
	—	—	1,813	$32,888
Mr. Leibenstern	—	—	781	$7,412
	—	—	781	$11,879
	—	—	781	$15,269
	—	—	782	$5,607
	—	—	1,000	$8,160
	—	—	1,000	$17,700
	—	—	1,000	$18,140
	—	—	4,687	$34,309
	—	—	4,687	$92,662
	—	—	4,688	$31,878
	—	—	4,688	$45,614
	—	—	4,688	$73,742
Ms. Pratt	11,459	73,108	312	$2,122
	4000	33,239	313	$2,354
	—	—	469	$3,189
	—	—	469	$3,527
	—	—	469	$6,214
	—	—	625	$4,250
	—	—	1,062	$8,666
	—	—	1,062	$18,797
	—	—	1,063	$19,283
	—	—	2,343	$46,321
	—	—	2,344	$15,939
	—	—	2,344	$17,158
	—	—	2,344	$36,871
Mr. Carrozza	25,000	239,000	937	$7,646
	—	—	937	$16,585
	—	—	938	$17,015
	—	—	1,875	$12,750
	—	—	1,875	$14,813
	—	—	1,875	$14,850
	—	—	1,875	$28,050
	—	—	1,875	$30,975
Mr. Rinehart	—	—	2,500	$55,000

_________________________

(1)	Represents the aggregate market value of the common stock on the vesting date.

Post-Employment Compensation
None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.
Nonqualified Deferred Compensation
None of our named executive officers participate in or have account balances in non-qualified defined benefit plans or other deferred compensation plans maintained by us.
Potential Payments Upon Termination or Change of Control
We have entered into employment agreements with our named executive officers, as described below, which require us to make payments if we terminate their employment without cause, or if they terminate their employment for good reason, either before or after a change in control of SGI. These arrangements are discussed below. The compensation to which our named executive officers are entitled varies depending on the nature of termination.
Unless otherwise indicated in the descriptions below, in each of these employment agreements:
“cause” is defined as one or more of the following events: (i) the indictment or conviction for a felony or other crime, or any misdemeanor involving moral turpitude; (ii) the commission of any other act or omission involving fraud or intentional deceit with respect to SGI or any of its affiliates or any of their directors, stockholders, partners or members; (iii) any act or omission involving dishonesty that causes material injury to SGI or any of its affiliates or any of their directors, stockholders, partners or members; (iv) gross negligence with respect to SGI or any of its subsidiaries; (v) willful misconduct with respect to SGI or any of its subsidiaries; (vi) any other material breach of the named executive officer’s offer letter agreement or any other agreement referred to in the offer letter (including the non-disclosure agreement); provided, however, that it shall only be deemed cause pursuant to clause (vi) if the named executive officer is given written notice describing the basis of cause and, if the event is reasonably susceptible of cure, the named executive officer fails to cure within thirty (30) days.
“good reason” is defined as one or more of the following conditions that occur without the named executive officer’s written consent; (i) the assignment to the named executive officer, or the removal from the named executive officer, of any duties or responsibilities that results in the material diminution of the named executive officer’s authority, duties or responsibilities in the named executive officer’s current position, including a change in control that results in the named executive officer no longer serving in his or her current position or any similar position; (ii) a material reduction by SGI of the named executive officer’s base salary; (iii) SGI’s material breach of its obligations to the named executive officer under the offer letter agreement; or (iv) the named executive officer’s office relocation to a location more than fifty miles from the then present location; provided, however, that it shall only be deemed good reason pursuant to the foregoing definition if (x) SGI is given written notice from the named executive officer within ninety (90) days following the first occurrence of a condition that the named executive officer considers to constitute good reason and fails to remedy such condition within thirty (30) days following such written notice and (y) the named executive officer resigns from employment within ninety (90) days following the end of the period within which SGI was entitled to remedy the condition constituting good reason but failed to do so.
“change in control” means the occurrence of either of the following events: (i) There is consummated (A) a merger, consolidation or similar transaction involving (directly or indirectly) SGI or (B) a tender offer or exchange offer addressed to the stockholders of SGI and, in either event, immediately after the consummation of such merger, consolidation or similar transaction or such tender or exchange offer, the stockholders of SGI immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their ownership of the outstanding voting securities of SGI immediately prior to such transaction; or (ii) There is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of SGI and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of SGI and its subsidiaries to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of SGI in substantially the same proportions as their ownership of the outstanding voting securities of SGI immediately prior to such sale, lease, license or other disposition. The term change in control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of SGI.

Termination of Employment Without a Change of Control
Mark J. Barrenechea
We entered into an offer letter agreement with Mr. Barrenechea dated May 24, 2007, which was amended on December 31, 2008. In the event that we terminate Mr. Barrenechea’s employment without cause or if Mr. Barrenechea terminates his employment for good reason, Mr. Barrenechea is entitled to receive severance payments equal to twelve months of his base salary and the full amount of his annual performance bonus and twelve months of continued medical benefits for him and for his covered dependents. These payments will be paid in twenty-four equal installments over a period of twelve months as part of the SGI’s normal payroll schedule. Mr. Barrenechea’s entitlement to continued medical benefits will cease if Mr. Barrenechea becomes eligible for group health insurance coverage through a new employer. In addition, the vesting of all unvested options to purchase SGI’s common stock, any restricted stock or any other stock awards granted to Mr. Barrenechea will accelerate by twelve months and he will be able to exercise the options, restricted stock or any other stock awards during the period ending twelve months following termination. Mr. Barrenechea’s entitlement to these severance payments is conditioned upon Mr. Barrenechea executing and allowing to become effective a release of all claims in the form attached to his offer letter agreement. Mr. Barrenechea’s entitlement to these severance payments will cease if he materially breaches the obligations in his non-disclosure agreement, the release of claims or any other obligation he may owe to SGI following termination.
For purposes of Mr. Barrenechea’s employment agreement, “cause” is defined as described above, and, in addition, clarifies that gross negligence is defined as conduct or a failure to act that is so reckless that it demonstrates a substantial lack of concern for whether an injury will result.
  James Wheat
We entered into an offer letter agreement with Mr. Wheat dated March 31, 2008, which was amended on April 14, 2008 and December 30, 2008. In the event that we terminate Mr. Wheat’s employment without cause or if Mr. Wheat terminates his employment for good reason, Mr. Wheat is entitled to receive severance payments equal to six months of his base salary and six months of continued medical benefits for him and for his covered dependents. These payments will be paid in thirteen equal installments over a period of six months as part of SGI’s normal payroll schedule. Mr. Wheat’s entitlement to continued medical benefits will cease if Mr. Wheat becomes eligible for group health insurance coverage through a new employer. Mr. Wheat’s entitlement to these severance payments is conditioned upon Mr. Wheat executing and allowing to become effective a release of all claims in a form satisfactory to us. Mr. Wheat’s entitlement to these severance payments will cease if he materially breaches the obligations in his non-disclosure agreement, the release of claims or any other obligation he may owe to SGI following termination.
Rick Rinehart
We entered into an offer letter agreement with Mr. Rinehart dated April 1, 2010. In the event that SGI terminates Mr. Rinehart’s employment without cause or if Mr. Rinehart terminates his employment for good reason, Mr. Rinehart is entitled to receive severance payments equal to six months of his base salary and six months of continued medical benefits for him and for his covered dependents. Mr. Rinehart is entitled to receive severance payments equal to six months of his base salary and six months of continued medical benefits for him and for his covered dependents. These payments will be paid in thirteen equal installments over a period of six months as part of SGI’s normal payroll schedule. Mr. Rinehart’s entitlement to continued medical benefits will cease if Mr. Rinehart becomes eligible for group health insurance coverage through a new employer. Mr. Rinehart’s entitlement to these severance payments is conditioned upon Mr. Rinehart executing and allowing to become effective a release of all claims in a form satisfactory to us. Mr. Rinehart’s entitlement to these severance payments will cease if he materially breaches the obligations in his non-disclosure agreement, the release of claims or any other obligation he may owe to SGI following termination.
Anthony Carrozza
We entered into an offer letter agreement with Mr. Carrozza dated July 24, 2008, which was amended on December 23, 2008. In the event that SGI terminates Mr. Carrozza’s employment without cause or if Mr. Carrozza terminates his employment for good reason, Mr. Carrozza is entitled to receive severance payments equal to six months of his base salary and six months of continued medical benefits for him and for his covered dependents. These payments will be paid in thirteen equal installments over a period of six months as part of SGI’s normal payroll schedule. Mr. Carrozza’s entitlement to continued medical benefits will cease if Mr. Carrozza becomes eligible for group health insurance coverage through a new employer. Mr. Carrozza’s entitlement to these severance payments is conditioned upon Mr. Carrozza executing and allowing to become effective a release of all claims in the form satisfactory to us. Mr. Carrozza’s entitlement to these severance payments will cease if he materially breaches the obligations in his non-disclosure agreement, the release of claims or any other obligation he may owe to SGI following termination.

Jennifer Pratt
We entered into an offer letter agreement with Ms. Pratt dated March 1, 2005, which was amended on January 23, 2008, December 23, 2008, May 14, 2009 and January 10, 2011. In the event that we terminate Ms. Pratt’s employment without cause or if Ms. Pratt terminates her employment for good reason, Ms. Pratt is entitled to receive severance payments equal to twelve months of her base salary and twelve months of continued medical benefits for her and for her covered dependents. These payments will be paid in twenty-six equal installments over a period of twelve months as part of SGI’s normal payroll schedule. Ms. Pratt’s entitlement to continued medical benefits will cease if Ms. Pratt becomes eligible for group health insurance coverage through a new employer. Ms. Pratt’s entitlement to these severance payments is conditioned upon Ms. Pratt executing and allowing to become effective a release of all claims in a form satisfactory to us. Ms. Pratt’s entitlement to these severance payments will cease if she materially breaches the obligations in her non-disclosure agreement, the release of claims or any other obligation she may owe to SGI following termination.
Maurice Leibenstern
We entered into an offer letter agreement with Mr. Leibenstern dated September 10, 2007, which was amended on September 19, 2007, November 17, 2008 and December 23, 2008.
Mr. Leibenstern’s employment with SGI terminated on June 22, 2011. Pursuant to his severance agreement, Mr. Leibenstern received (a) a cash severance payment in the amount of $270,000, payable in twenty-six equal installments over a period of twelve months; (b) an amount equal to his target bonus for the fourth quarter of fiscal 2011, pro-rated for the number of days he was employed during the quarter, payable as a lump sum at the same time bonuses were paid to existing employees; (c) reimbursement of his COBRA premiums for a period of the lesser of twelve months after his last day of employment or until he becomes eligible for health insurance coverage through a new employer; and (d) partial acceleration of the vesting of certain outstanding equity awards (representing a total of 30,408 shares of common stock).
Termination of Employment Upon Change of Control
Under all the agreements described below, if the payments would subject the named executive officer to an excise tax pursuant to Section 280G of the Internal Revenue Code, the payments will be reduced to an amount equal to the greatest dollar amount that would not subject the named executive officer to the imposition of the excise tax.
Mark J. Barrenechea
Pursuant to Mr. Barrenechea’s offer letter, in the event of a change in control the vesting of all of Mr. Barrenechea’s unvested stock options and restricted stock will accelerate and be fully vested as of the closing of a change of control. In addition, in the event that we terminate Mr. Barrenechea’s employment without cause or if Mr. Barrenechea terminates his employment for good reason, he will continue to be eligible for the severance benefits set forth above.
James Wheat
Pursuant to Mr. Wheat’s offer letter, as amended, if within twelve months following a change in control Mr. Wheat’s employment is terminated without cause or if Mr. Wheat resigns for good reason and if Mr. Wheat signs and allows to become effective a release of all claims, then Mr. Wheat will be entitled to receive (in lieu of his other severance benefits) severance payments equal to twelve months of his base salary and twelve months of continued medical benefits for himself and for his covered dependents, all paid in twenty-six equal installments over a period of twelve months through SGI’s normal payroll. Mr. Wheat’s entitlement to continued medical coverage will cease if he becomes eligible for group health insurance through a new employer. In addition, the vesting of all unvested options to purchase SGI’s common stock, any restricted stock or any other stock awards granted to Mr. Wheat will accelerate by twenty-four months. Mr. Wheat’s entitlement to these severance payments will cease if he materially breaches the obligations in his non-disclosure agreement, the release of claims or any other obligation he may owe to SGI following termination.
Rick Rinehart
Pursuant to Mr. Rinehart’s offer letter, if within twelve months following a change in control Mr. Rinehart’s employment is terminated without cause or if Mr. Rinehart resigns for good reason and if Mr. Rinehart signs and allows to become effective a release of all claims, then Mr. Rinehart will be entitled to receive (in lieu of his other severance benefits) severance payments equal to twelve months of his base salary and twelve months of continued medical benefits for himself and for his covered dependents, all paid in twenty-six equal installments over a period of twelve months through SGI’s normal payroll. Mr. Rinehart’s entitlement to continued medical coverage will cease if he becomes eligible for group health insurance through a new employer. In addition, the vesting of all unvested options to purchase SGI’s common stock, any restricted stock or any other stock awards granted to Mr. Rinehart will accelerate by twenty-four months. Mr. Rinehart’s entitlement to these severance payments will cease if he materially breaches the obligations in his non-disclosure agreement, the release of claims or any other obligation he may owe to SGI following termination.

Anthony Carrozza
Pursuant to Mr. Carrozza’s offer letter, as amended, if within twelve months following a change in control Mr. Carrozza’s employment is terminated without cause or if Mr. Carrozza resigns for good reason and if Mr. Carrozza signs and allows to become effective a release of all claims, then Mr. Carrozza will be entitled to receive (in lieu of his other severance benefits) severance payments equal to twelve months of his base salary and twelve months of continued medical benefits for himself and for his covered dependents, all paid in twenty-six equal installments over a period of twelve months through SGI’s normal payroll. Mr. Carrozza’s entitlement to continued medical coverage will cease if he becomes eligible for group health insurance through a new employer. In addition, the vesting of all unvested options to purchase SGI’s common stock, any restricted stock or any other stock awards granted to Mr. Carrozza will accelerate by twenty-four months. Mr. Carrozza’s entitlement to these severance payments will cease if he materially breaches the obligations in his non-disclosure agreement, the release of claims or any other obligation he may owe to SGI following termination.
Jennifer Pratt
Pursuant to Ms. Pratt’s offer letter, as amended, if within twelve months following a change in control Ms. Pratt’s employment is terminated without cause or if Ms. Pratt resigns for good reason and if Ms. Pratt signs and allows to become effective a release of all claims, then Ms. Pratt will be entitled to receive (in lieu of her other severance benefits) severance payments equal to twelve months of her base salary and twelve months of continued medical benefits for herself and for her covered dependents, all paid in twenty-six equal installments over a period of twelve months through SGI’s normal payroll. Ms. Pratt’s entitlement to continued medical coverage will cease if she becomes eligible for group health insurance through a new employer. In addition, the vesting of all unvested options to purchase SGI’s common stock, any restricted stock or any other stock awards granted to Ms. Pratt will accelerate by twenty-four months. Ms. Pratt’s entitlement to these severance payments will cease if she materially breaches the obligations in her non-disclosure agreement, the release of claims or any other obligation she may owe to SGI following termination.

Summary of Benefits
The following tables describe the potential payments and benefits upon employment termination or change in control for our named executive officers, as if their employment had terminated as of June 24, 2011 and as if a change in control had occurred on June 24, 2011, as applicable, based on the assumptions that each person signed an appropriate release and did not breach his or her obligations under their respective agreements. The value of vesting acceleration is based on the closing price of SGI common stock on June 24, 2011 ($15.39) and, with respect to stock options, that price minus the exercise price of these option shares.
Mark Barrenechea

Compensation and Benefits	No Change in Control Termination without Cause or Resignation for Good Reason		Change in Control
			No Termination without Cause or Resignation for Good Reason		Termination without Cause or Resignation for Good Reason
Base Salary	$350,000		N/A		$350,000
COBRA Premium	$7,053		N/A		$7,053
Bonus	$450,000		N/A		$450,000
Acceleration of Vesting	$1,019,059	(1)	$2,095,174	(2)	$2,095,174	(2)
Extension of Option Exercise Period (3)	$1,743,931		N/A		N/A

_________________________

(1)	Reflects accelerated vesting of 46,625 unvested shares of restricted common stock of SGI and options to purchase 30,000 shares of common stock of SGI.

(2)	Reflects accelerated vesting of 88,250 shares of restricted common stock of SGI and options to purchase 73,334 shares of common stock of SGI.

(3)	Reflects accelerated vesting of 88,250 shares of restricted common stock of SGI and options to purchase 73,334 shares of common stock of SGI.

James Wheat

Compensation and Benefits	Termination without Cause or Resignation for Good Reason	Change in Control and Termination without Cause or Resignation for Good Reason
Base Salary	$135,000	$270,000
COBRA Premium	$10,910	$21,819
Acceleration of Vesting		$575,730	(1)
 _________________________

(1)	Reflects acceleration of the vesting of the unvested 19,500 shares of restricted common stock of SGI and options to purchase 42,500 shares of common stock of SGI.

Rick Rinehart

Compensation and Benefits	Termination without Cause or Resignation for Good Reason	Change in Control and Termination without Cause or Resignation for Good Reason
Base Salary	$137,500	$275,000
COBRA Premium	$754	$1,509
Acceleration of Vesting		$364,200	(1)
 _________________________

(1)	Reflects acceleration of the vesting of the unvested 5,000 shares of restricted common stock of SGI and options to purchase 37,500 shares of common stock of SGI.
Anthony Carrozza

Compensation and Benefits	Termination without Cause or Resignation for Good Reason	Change in Control and Termination without Cause or Resignation for Good Reason
Base Salary	$137,500	$275,000
COBRA Premium	$10,910	$21,819
Acceleration of Vesting		$451,744	(1)
  _________________________

(1)	Reflects acceleration of the vesting of the unvested 13,125 shares of restricted common stock of SGI and options to purchase 32,500 shares of common stock of SGI.
Jennifer Pratt

Compensation and Benefits	Termination without Cause or Resignation for Good Reason	Change in Control and Termination without Cause or Resignation for Good Reason
Base Salary	$220,000	$220,000
COBRA Premium	$11,615	$11,615
Acceleration of Vesting		$364,662	(1)
  _________________________

1.	Reflects acceleration of the vesting of the unvested 15,532 shares of restricted common stock of SGI and options to purchase 12,500 shares of common stock of SGI.

Certain Relationships and Related Transactions
The following is a description of transactions in fiscal 2011 to which we have been a party, in which the amount involved in the transaction exceeds $120,000, and in which any of our directors, former or current executive officers or, to our knowledge, holders of more than 5% of our capital stock had or will have a direct or indirect material interest.
We have entered into indemnity agreements with certain officers and directors that provide, among other things, that we will indemnify the officer or director under the circumstances and, to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings that he or she is or may be made a party by reason of his or her position as our director, officer or other agent, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.
Policies and Procedures For Review of Related-Party Transactions
In March 2007, the Board approved a written Related-Person Transactions Policy. Under this policy, any proposed transaction that has been identified as a Related-Person Transaction may be consummated or materially amended only following approval by the Audit Committee. A “Related-Person Transaction” is any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which our company and any Related Person are, were or will be participants in which the amount involved exceeds $60,000, other than transactions involving compensation for services provided to us as an employee, consultant or director.
For purposes of our policy, a “Related Person” is:

•	any person who is, or at any time since the beginning of our last fiscal year, was, a director or executive officer or a nominee to become a director;

•	a security holder known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•
an “immediate family member” of any of the foregoing, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such person, and any person (other than a tenant or employee) sharing the household of such person; and

•
a firm, corporation or other entity in which any of the foregoing persons is an executive, partner or principal or similar control position or in which such person has a 5% or greater beneficial ownership interest.

In the event that it is inappropriate for the Audit Committee to review the transaction for reasons of conflict of interest or otherwise, after taking into account possible recusals by Audit Committee members, then the Related-Person Transaction shall be approved by another independent body of the Board of Directors. The Audit Committee or such other committee is referred to in the policy as the Committee. Under this policy, any Related-Person Transaction, if not a Related-Person Transaction when originally consummated, or if not initially identified as a Related-Person Transaction prior to consummation, shall be submitted to the Audit Committee for review and ratification as soon as reasonably practicable. The Committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such Related-Person Transaction. In the event that we propose to enter into, or materially amend, a Related-Person Transaction, our management shall present such Related-Person Transaction to the Committee for review, consideration and approval or ratification. The presentation shall include, to the extent reasonably available, a description of:

•	all of the parties thereto;

•	the interests, direct or indirect, of any Related Person in the transaction in sufficient detail so as to enable the Committee to fully assess such interests;

•	a description of the purpose of the transaction;

•
all of the material facts of the proposed Related-Person Transaction, including the proposed aggregate value of such transaction, or, in the case in indebtedness, that amount of principal that would be involved;

•	the benefits to us of the proposed Related-Person Transaction;

•	if applicable, the availability of other sources of comparable products or services;

•
an assessment of whether the proposed Related-Person Transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to employees generally; and

•	management’s recommendation with respect to the proposed Related-Person Transaction.

 In the event the Committee is asked to consider whether to ratify an ongoing Related-Person Transaction, in addition to the information identified above, the presentation shall include a description of the extent of work performed and remaining to be performed in connection with the transaction and an assessment of the potential risks and costs of termination of the transaction, and, where appropriate, the possibility of modification of the transaction. The Committee, in approving or rejecting the proposed Related-Person Transaction, shall consider all the relevant facts and circumstances deemed relevant by and available to the Committee, including, but not limited to:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event the Related Person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.
The Committee shall approve only those Related-Person Transactions that, in light of known circumstances, are in, or are not inconsistent with, the best interests of us and our stockholders, as the Committee determines in the good faith exercise of its discretion.
Each director and executive officer is responsible for identifying, and we request that each 5% or greater stockholder identify, any Related-Person Transaction involving such director or executive officer or his or her affiliates and immediate family members and seek approval from the Committee pursuant to this policy before he or she or, with respect to immediate family members, any of their affiliates, may engage in the transaction.
Prior to the adoption of this policy, all transactions in which our directors, officers or 5% stockholders had a direct or indirect material interest were fully described to the Board and approved in advance of the transaction.

Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are SGI’s stockholders will be “householding” the Company’s proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker. Direct your written request to Silicon Graphics International Corp., Attention: Investor Relations, at 46600 Landing Parkway, Fremont, CA 94538 or contact SGI Investor Relations at (510) 933-8430. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Other Matters
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
Whether or not you plan to attend the Annual Meeting, please complete, date, sign and promptly return the enclosed proxy card in the enclosed postage paid envelope before the Annual Meeting so that your shares will be represented at the Annual Meeting.

By Order of the Board of Directors

/s/ Jennifer W. Pileggi
Jennifer W. Pileggi
Corporate Secretary

October 21, 2011
A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 24, 2011 (the “Form 10-K”), filed with the SEC on August 29, 2011, is incorporated by reference in this proxy statement. A copy of our Form 10-K is available without charge upon written request to: Corporate Secretary, Silicon Graphics International Corp., 46600 Landing Parkway, Fremont, CA 94538.

0

SILICON GRAPHICS INTERNATIONAL CORP.

The undersigned hereby appoints appoints Mark J. Barrenechea and Jennifer W. Pileggi, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Silicon Graphics International Corp. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Silicon Graphics International Corp. to be held at the company's offices located at 46600 Landing Parkway, Fremont, CA 94538 on December 2, 2011 at 9:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

(Continued and to be signed on the reverse side.)

14475

2

ANNUAL MEETING OF STOCKHOLDERS OF

SILICON GRAPHICS INTERNATIONAL CORP.

December 2, 2011

PROXY VOTING INSTRUCTIONS

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote by phone until 09:00 PM PST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The notice of meeting, proxy statement and proxy card are available at http://investors.sgi.com/annuals.cfm.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone.

20733040300030000000 2 120211

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2, 3, 5 AND 6 LISTED BELOW.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "3 YEARS" WITH RESPECT TO PROPOSAL 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Mark J. Barrenechea
- ○ Michael W. Hagee
- ○ Charles M. Boesenberg
- ○ Gary A. Griffiths
- ○ Hagi Schwartz
- ○ Ronald D. Verdoorn
- ○ Douglas R. King

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2, 3, 5 AND 6 AND FOR "3 YEARS" FOR PROPOSAL 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

Please vote, date and promptly return this proxy in the enclosed return envelope, which is postage prepaid if mailed in the United States.

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Silicon Graphics International Corp.
2011 EQUITY INCENTIVE PLAN

AS AMENDED BY THE BOARD OF DIRECTORS: OCTOBER 19, 2011 and APPROVED BY STOCKHOLDERS: ___________, 2011

1.	GENERAL.

(a)Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are Employees, Directors and Consultants.
(b)Available Stock Awards. The Plan provides for the grant of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Purchase Awards, (iv) Stock Bonus Awards, (v) Stock Appreciation Rights, (vi) Stock Unit Awards, and (vii) Other Stock Awards.
(c)General Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Stock Awards as set forth in Section 1(a), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

2.	DEFINITIONS.
As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a)“Affiliate” means (i) any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, and (ii) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The Board shall have the authority to determine (i) the time or times at which the ownership tests are applied, and (ii) whether “Affiliate” includes entities other than corporations within the foregoing definition.
(b)“Board” means the Board of Directors of the Company.
(c)“Capitalization Adjustment” has the meaning ascribed to that term in Section 11 (a).
(d)“Cause” means, with respect to a Participant, the occurrence of any of the following: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any material contract or agreement between the Participant and the Company or any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination is for Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated by reason of dismissal without Cause for the purposes of outstanding Stock Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.
(e)“Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;
(ii)there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(iii)the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur;
(iv)there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or
(v) individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.
The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.
Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.
In addition, if a Change in Control constitutes a payment event with respect to any Stock Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in (i) – (v) with respect to such Stock Award must also constitute a “change in control event,” as defined in Treasury Regulations Sec. 1.409A-2(i)(5) to the extent required by Section 409A.
The Board shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.
(f)“Code” means the Internal Revenue Code of 1986, as amended.
(g)“Committee” means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 3 (c).

(h)“Committee” means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 3 (c).
(i)“Common Stock” means the common stock of the Company.
(j)“Company” means Silicon Graphics International Corp., a Delaware corporation.
(k)“Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the Board of Directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.
(l)“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an employee of the Company to a consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.
(m)“Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
(ii)a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;
(iii)the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv)the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
(n)“Covered Employee” means any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.
(o)“Director” means a member of the Board.
(p) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.
(q)“Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.
(r)“Entity” means a corporation, partnership or other entity.
(s)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(t)“Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the effective date of the Plan as set forth in Section 14, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.
(u)“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date in question, as reported in The Wall Street Journal or such other source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.
(ii)In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.
(v)“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(w)“IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.
(x)“Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(y)“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
(z)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(aa)“Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
(bb) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.
(cc) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(dd) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 7(e).
(ee) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.
(ff) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(gg) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(hh) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.
(ii) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) net earnings; (v) total shareholder return; (vi) return on equity; (vii) return on assets, investment, or capital employed; (viii) operating margin; (ix) gross margin; (x) operating income; (xi) net income (before or after taxes); (xii) net operating income; (xiii) net operating income after tax; (xiv) pre- and after-tax income; (xv) pre-tax profit; (xvi) operating cash flow; (xvii) sales or revenue targets; (xviii) increases in revenue or product revenue; (xix) expenses and cost reduction goals; (xx) improvement in or attainment of expense levels; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) customer satisfaction; (xxx) total stockholder return; (xxxi) stockholders’ equity; and (xxxii) other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement . The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.
(jj) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. The Board is authorized at any time in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; or (c) in view of the Board’s assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant. Specifically, the Board is authorized to make adjustment in the method of calculating attainment of Performance Goals and objectives for a Performance Period as follows: (i) to exclude the dilutive effects of acquisitions or joint ventures; (ii) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; and (iii) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to Covered Employees. In addition, with respect to Performance Goals established for Participants who are not Covered Employees, and who will not be Covered Employees at the time the compensation will be paid, the Board is authorized to make adjustment in the method of calculating attainment of Performance Goals and objectives for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects to any statutory adjustments to corporate tax rates; (v) to exclude the impact of any “extraordinary items” as determined under generally accepted accounting principles; and (vi) to exclude any other unusual, non-recurring gain or loss or other extraordinary item; provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to Covered Employees.
(kk) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Board may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award.
(ll) “Plan” means this Silicon Graphics International Corp. 2005 Equity Incentive Plan.
(mm) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(nn) “Securities Act” means the Securities Act of 1933, as amended.
(oo) “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 7(d).
(pp) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.
(qq) “Stock Award” means any right granted under the Plan, including an Option, a Stock Purchase Award, Stock Bonus Award, a Stock Appreciation Right, a Stock Unit Award, or any Other Stock Award.
(rr) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.
(ss) “Stock Bonus Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(b).
(tt) “Stock Bonus Award Agreement” means a written agreement between the Company and a holder of a Stock Bonus Award evidencing the terms and conditions of a Stock Bonus Award grant. Each Stock Bonus Award Agreement shall be subject to the terms and conditions of the Plan.
(uu) “Stock Purchase Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(a).
(vv) “Stock Purchase Award Agreement” means a written agreement between the Company and a holder of a Stock Purchase Award evidencing the terms and conditions of a Stock Purchase Award grant. Each Stock Purchase Award Agreement shall be subject to the terms and conditions of the Plan.
(ww) “Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(c).
(xx) “Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Stock Unit Award evidencing the terms and conditions of a Stock Unit Award grant. Each Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.
(yy) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).
(zz) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

3.	ADMINISTRATION.

(a)Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee, as provided in Section 3(c).

(b)Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)To determine from time to time (1) which of the persons eligible under the Plan shall be granted

Stock Awards; (2) when and how each Stock Award shall be granted; (3) what type or combination of types of Stock Award shall be granted; (4) the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and (5) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.
(ii)To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
(iii)To effect, at any time and from time to time, with the consent of any adversely affected Optionholder and with prior stockholder approval, (1) the reduction of the exercise price of any outstanding Option or Stock Appreciation Right under the Plan; provided, however that the exercise price may not be reduced below the Fair Market Value of the date the action is taken to reduce the exercise price; (2) the cancellation of any outstanding Option under the Plan and the grant in substitution therefor of (a) a new Option under the Plan or another equity plan of the Company covering the same or a different number of shares of Common Stock, (b) a Stock Purchase Award, (c) a Stock Bonus Award, (d) a Stock Appreciation Right, (e) a Stock Unit Award, (f) an Other Stock Award, (g) cash, and/or (h) other valuable consideration (as determined by the Board, in its sole discretion); or (3) any other action that is treated as a repricing under generally accepted accounting principles.
(iv)To amend the Plan or a Stock Award as provided in Section 12.
(v)To terminate or suspend the Plan as provided in Section 13.
(vi)Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to administer the Plan and promote the best interests of the Company and that are not in conflict with the provisions of the Plan.
(vii)To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States; provided, however, that no such subplans and/or modifications shall increase the shares limitations contained in Section 4(a).
(viii) To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Stock Award granted to a Covered Employee and which is intended to qualify as performance-based compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Board shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Stock Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Stock Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Board shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Stock Awards, the Board shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Board may deem relevant to the assessment of individual or corporate performance for the Performance Period.
(c)Delegation to Committee.

(i)General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
(ii)Section 162(m) and Rule 16b-3 Compliance. The Committee shall consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code who also qualify as Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (1) delegate to a committee of one or more members of the Board who need not be Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, and/or (2) delegate to a committee of one or more members of the Board who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d)Delegation to an Officer. The Board may delegate to one or more Officers of the Company the authority to do one or both of the following (i) designate Officers and Employees of the Company or any of its Subsidiaries to be recipients of Stock Awards and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Officers and Employees of the Company; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to (x) himself or herself, (y) a Covered Employee or (z) an individual covered by Section 16 of the Exchange Act. Notwithstanding anything to the contrary in this Section 3(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 2(t)(ii) above.
(e)Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.	SHARES SUBJECT TO THE PLAN.

(a)Share Reserve. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the number of shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed, in the aggregate, 5,863,461* shares of Common Stock (*as of June 24, 2011, with all stock splits and evergreen increases through such date); provided, that such share reserve shall be increased from time to time by the number of shares of Common Stock that (i) are issuable pursuant to stock awards outstanding under the Company’s 2002 Stock Option Plan (the “2002 Plan”) as of the effective date of the Plan (as set forth in Section 14), and (ii) but for the termination of the 2002 Plan as of the effective date of the Plan, would otherwise have reverted to the share reserve of the 2002 Plan. In addition, the number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first anniversary of the IPO Date and on each January 1st of each year commencing thereafter and ending on (and including) January 1, 2015, in an amount equal to the lesser of (i) four percent (4%) of the total number of shares of Common Stock outstanding on the day prior to the first anniversary of the IPO Date in the case of the first such increase, and on December 31st of the preceding calendar year in the case of each January 1 thereafter, or (ii) the greatest number of shares of Common Stock that could be added to the Plan as of such date without causing the number of shares available for grant (i.e., not already subject to outstanding Stock Awards) under the Plan as of that date to exceed seven percent (7%) of the Fully Diluted Number of Shares of Common Stock on the day prior to the first anniversary of the IPO Date in the case of the first such increase, and on December 31st of the preceding calendar year in the case of each January 1 thereafter. For purposes of clause (ii) of the preceding sentence, the “Fully Diluted Number of Shares of Common Stock” on any date shall consist of the sum of (i) the number of shares of Common Stock outstanding on such date, (ii) the number of shares of Common Stock issuable pursuant to stock options or other types of stock awards outstanding on such date under all of the Company’s equity compensation plans, whether or not vested, and (iii) all shares reserved for issuance but not subject to grants of stock options or other types of stock awards under all of the Company’s equity compensation plans. Notwithstanding the foregoing, the Board may act, prior to the first day of any calendar year, to provide that the increase in the share reserve for such calendar year shall be a lesser number of shares of Common Stock that would otherwise occur pursuant to the preceding sentence, specifying such lesser number, or that there shall be no increase for that calendar year.
(b)Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, if any shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, or if any shares of Common Stock are cancelled in accordance with the cancellation and regrant provisions of Section 3(b)(iii), then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan in accordance with the limitations contained herein. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld for the payment of taxes or the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), (i) the full number of shares exercised (including in the case of Options or Stock Appreciation Rights, such number of shares used to pay the exercise price or, in the case of any Award, withholding taxes) shall reduce the number of shares that remain available for issuance under the Plan and (ii) such number of shares used to net exercise or pay withholding taxes shall not be added to the shares authorized for grant under the Plan. Notwithstanding anything to the contrary in this Section 4(b), subject to the provisions of Section 11(a) relating to Capitalization Adjustments the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be thirteen million (13,000,000) shares of Common Stock.
(c)Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

5.	ELIGIBILITY.

(a)Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.
(b)Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.
(c)Section 162(m) Limitation. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted Stock Awards covering more than one million (1,000,000) shares of Common Stock during any calendar year (two million (2,000,000) shares for new hires) for Options and Stock Appreciation Rights and five hundred thousand (500,000) shares for all other Stock Awards.
(d)Consultants. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8.

6.	OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate and consistent with the Plan. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)Term. The Board shall determine the term of an Option; provided, however, that subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date of grant.
(b)Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.
(c)Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.
(d)Consideration. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 6(d) are:

(i)by cash or check;
(ii)pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;
(iii)by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;
(iv)by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such holding back of whole shares; provided, however, shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (i) shares are used to pay the exercise price pursuant to the “net exercise,” (ii) shares are delivered to the Participant as a result of such exercise, and (iii) shares are withheld to satisfy tax withholding obligations; or
(v)in any other form of legal consideration that may be acceptable to the Board.

(e)Transferability of Options. The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

(i)Restrictions on Transfer. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.
(ii)Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order.
(iii)Beneficiary Designation. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the

Option.

(f) Vesting Generally of Options. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(f) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.
(g)Termination of Continuous Service. In the event that an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability or upon a Change in Control), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.
(h)Extension of Termination Date. An Optionholder’s Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability or upon a Change in Control) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.
(i)Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.
(j) Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death, but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.
(k)Termination on or after a Change in Control. In the event that an Optionholder’s Continuous Service terminates as of, or within twelve (12) months following a Change in Control, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) within such period of time ending on the earlier of (i) the date twelve (12) months following the effective date of the Change in Control (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.
(l)Early Exercise. The Option may include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of

Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company shall not be required to exercise its repurchase option until at least six (6) months (or such longer or shorter period of time necessary to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

7.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a)Stock Purchase Awards. Each Stock Purchase Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate and consistent with the Plan. At the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Stock Purchase Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Stock Purchase Award Agreements may change from time to time, and the terms and conditions of separate Stock Purchase Award Agreements need not be identical, provided, however, that each Stock Purchase Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)Purchase Price. At the time of the grant of a Stock Purchase Award, the Board will determine the price to be paid by the Participant for each share subject to the Stock Purchase Award. To the extent required by applicable law, the price to be paid by the Participant for each share of the Stock Purchase Award will not be less than the par value of a share of Common Stock.
(ii)Consideration. At the time of the grant of a Stock Purchase Award, the Board will determine the consideration permissible for the payment of the purchase price of the Stock Purchase Award. The purchase price of Common Stock acquired pursuant to the Stock Purchase Award shall be paid either: (i) in cash or by check at the time of purchase, (ii) by past services rendered to the Company, or (iii) in any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.
(iii)Vesting. Shares of Common Stock acquired under a Stock Purchase Award may be subject to a share repurchase right or option in favor of the Company in accordance with a vesting schedule to be determined by the Board.
(iv)Termination of Participant’s Continuous Service. In the event that a Participant’s Continuous Service terminates, the Company shall have the right, but not the obligation, to repurchase or otherwise reacquire, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Stock Purchase Award Agreement. At the Board’s election, the price paid for all shares of Common Stock so repurchased or reacquired by the Company may be at the lesser of (i) the Fair Market Value on the relevant date, or (ii) the Participant’s original cost for such shares. The Company shall not be required to exercise its repurchase or reacquisition option until at least six (6) months (or such longer or shorter period of time necessary to avoid a charge to earnings for financial accounting purposes) have elapsed following the Participant’s purchase of the shares of stock acquired pursuant to the Stock Purchase Award unless otherwise determined by the Board or provided in the Stock Purchase Award Agreement.
(v)Transferability. Rights to purchase or receive shares of Common Stock granted under a Stock Purchase Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Purchase Award Agreement, as the Board shall determine in its sole discretion, and so long as Common Stock awarded under the Stock Purchase Award remains subject to the terms of the Stock Purchase Award Agreement.

(b)Stock Bonus Awards. Each Stock Bonus Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate and consistent with the Plan. At the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Stock Bonus Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Stock Bonus Award Agreements may change from time to time, and the terms and conditions of separate Stock Bonus Award Agreements need not be identical, provided, however, that each Stock Bonus Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)Consideration. A Stock Bonus Award may be awarded in consideration for (i) past services actually rendered to the Company or an Affiliate, or (ii) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.
(ii)Vesting. Shares of Common Stock awarded under the Stock Bonus Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.
(iii)Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Stock Bonus Award Agreement.
(iv)Transferability. Rights to acquire shares of Common Stock under the Stock Bonus Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Bonus Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Stock Bonus Award Agreement remains subject to the terms of the Stock Bonus Award Agreement.

(c)Stock Unit Awards. Each Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Stock Unit Award Agreements need not be identical, provided, however, that each Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)Consideration. At the time of grant of a Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.
(ii)Vesting. At the time of the grant of a Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Stock Unit Award as it, in its sole discretion, deems appropriate.
(iii)Payment. A Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Stock Unit Award Agreement.
(iv)Additional Restrictions. At the time of the grant of a Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Stock Unit Award after the vesting of such Stock Unit Award.
(v)Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Stock Unit Award, as determined by the Board and contained in the Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Stock Unit Award Agreement to which they relate.
(vi)Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Stock Unit Award Agreement, such portion of the Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(d)Stock Appreciation Rights. Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)Strike Price and Calculation of Appreciation. Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (i) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (ii) an amount (the strike price) that will be determined by the Board at the time of grant of the Stock Appreciation Right, which shall be no less than the Fair Market Value of the Common Stock on the date of grant.
(ii)Vesting. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.
(iii)Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.
(iv)Payment. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.
(v)Termination of Continuous Service. In the event that a Participant’s Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

(e)Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 6 and the preceding provisions of this Section 7. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

8.	COVENANTS OF THE COMPANY.

(a)Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.
(b)Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.	USE OF PROCEEDS FROM SALES OF COMMON STOCK.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.	MISCELLANEOUS.

(a)Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.
(b)Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.
(c)No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or any Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
(d)Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
(e)Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
(f) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; or (iii) by such other method as may be set forth in the Stock Award Agreement.
(g)Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.
(h)Performance Stock Awards. A Stock Award may be granted, may vest, or may be exercised based upon service conditions, upon the attainment during a Performance Period of certain Performance Goals, or both. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Board in its sole discretion.

11.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

(a)Capitalization Adjustments. If any change is made in, or other events occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the effective date of the Plan set forth in Section 14 without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”)), the Plan shall be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Sections 4(a) and 4(b), the maximum number of securities that may be awarded to any person pursuant to Section 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.) Any adjustment affecting a Stock Award intended as performance-based compensation shall be made consistent with the requirements of Section 162(m) of the Code.
(b)Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.
(c)Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of a Stock Award:
(i)Stock Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 3.
(ii)Stock Awards Not Assumed or Continued. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated and such Stock Awards (other than a Stock Award consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.
(iii)Payment for Stock Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (i) the value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award, over (ii) any exercise price payable by such holder in connection with such exercise.

(d)Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

12.	AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a)Amendment of Plan. Subject to the limitations, if any, of applicable law, the Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy applicable law.
(b)Stockholder Approval. The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.
(c)Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.
(d)No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.
(e)Amendment of Stock Awards. The Board, at any time and from time to time, may amend the terms of any one or more Stock Awards, including, but not limited to, amendments to provide terms more favorable than previously provided in the Stock Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

13.	TERMINATION OR SUSPENSION OF THE PLAN.

(a)Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
(b)No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

14.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective on the IPO Date, but no Stock Award shall be exercised (or, in the case of a Stock Purchase Award, Stock Bonus Award, Stock Unit Award, or Other Stock Award shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board. In the event that the terms of the Stock Award Agreement shall conflict with the terms of the Plan, the terms of the Plan will control.

15.	CHOICE OF LAW.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

16.	SECTION 409A.

To the extent that the Board determines that any Stock Award granted under the Plan is subject to Section 409A of the Code, the Stock Award Agreement evidencing such Stock Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Stock Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Board determines that any Stock Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Board may adopt such amendments to the Plan and the applicable Stock Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (a) exempt the Stock Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Stock Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

Silicon Graphics International Corp.
 2005 EMPLOYEE STOCK PURCHASE PLAN

ADOPTED: JANUARY 12, 2005
APPROVED BY STOCKHOLDERS: April 27, 2005
Amended by Stockholders: _____, 2011

1.	GENERAL.

(a)The purpose of the Plan is to provide a means by which Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of the Common Stock of the Company.
(b)The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.
(c)The Company intends that the Purchase Rights be considered options issued under an Employee Stock Purchase Plan.

2.	DEFINITIONS.

As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a)“Board” means the Board of Directors of the Company.
(b)“Capitalization Adjustment” has the meaning ascribed to that term in Section 14(a).
(c) “Code” means the Internal Revenue Code of 1986, as amended.
(d)“Committee” means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 3(c).
(e)“Common Stock” means the common stock of the Company.
(f)“Company” means Silicon Graphics International Corp., a Delaware corporation.
(g)“Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering, that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account, if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deduction
(h)“Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

i.a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
ii.a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;
iii.the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
iv.the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(i)“Director” means a member of the Board.
(j)“Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.
(k)“Employee” means any person, including Officers and Directors, who is employed for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.
(l)“Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.
(m)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(n)“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date in question, as reported in The Wall Street Journal or such other source as the Board deems reliable.
(ii)In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

(o)“IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.
(p)“Offering” means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees.
(q)“Offering Date” means a date selected by the Board for an Offering to commence.
(r)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(s)“Participant” means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.
(t)“Plan” means this Silicon Graphics International Corp. 2005 Employee Stock Purchase Plan, as amended.
(u)“Purchase Date” means one or more dates during an Offering established by the Board on which Purchase Rights shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering.
(v)“Purchase Period” means a period of time specified within an Offering beginning on the Offering Date or on the next day following a Purchase Date within an Offering and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.
(w)“Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.
(x)“Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.
(y)“Securities Act” means the Securities Act of 1933, as amended.
(z)(z) “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, whether it be an established stock exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or otherwise, is open for trading.

3.	ADMINISTRATION.

(a)The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee, as provided in Section 3(c).
(b)The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)To determine when and how Purchase Rights to purchase shares of Common Stock shall be granted and the provisions of each Offering of such Purchase Rights (which need not be identical).
(ii)To designate from time to time which Related Corporations of the Company shall be eligible to participate in the Plan.
(iii)To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
(iv)To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.
(v)To amend the Plan as provided in Section 15.
(vi)Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(c)The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
(d)All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

(a)Subject to the provisions of Section 14 relating to Capitalization Adjustments, a total of two million one hundred thirty thousand three hundred thirty-eight (2,130,338) shares* of the Company’s Common Stock that may be sold pursuant to Purchase Rights is reserved for issuance under this Plan as of June 24, 2011 (*with all stock splits and evergreen increases through such date). In addition, the number of shares of Common Stock available for issuance under the Plan shall automatically increase on January 1st of each year, commencing in 2006 and ending on (and including) January 1, 2015, in an amount equal to the lesser of (i) one percent (1%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year, (ii) four hundred thousand (400,000) shares of Common Stock, or (iii) the greatest number of shares of Common Stock that could be added to the Plan as of such date without causing the number of shares that may be sold pursuant to Purchase Rights under the Plan as of that date to exceed three percent (3%) of the number of shares of Common Stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act, prior to the first day of any calendar year, to provide that the increase in the share reserve for such calendar year shall be a lesser number of shares of Common Stock that would otherwise occur pursuant to the preceding sentence, specifying such lesser number, or that there shall be no increase for that calendar year.
(b)If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such Purchase Right shall again become available for issuance under the Plan.
(c)The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

5.	GRANT OF PURCHASE RIGHTS; OFFERING.

(a)The Board may from time to time grant or provide for the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees in an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate and consistent with this Plan, which shall comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 6 through 9, inclusive.
(b)If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) shall be exercised.
(c)The Board shall have the discretion to structure an Offering so that if the Fair Market Value of the shares of Common Stock on the first day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of the shares of Common Stock on the Offering Date, then (i) that Offering shall terminate immediately, and (ii) the Participants in such terminated Offering shall be automatically enrolled in a new Offering beginning on the first day of such new Purchase Period.

6.	ELIGIBILITY.

(a)Purchase Rights may be granted only to Employees of the Company or, as the Board may designate as provided in Section 3(b), to Employees of a Related Corporation. Except as provided in Section 6(b), an Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, the Board may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than twenty (20) hours per week and more than five (5) months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code.
(b)The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:
(i)the date on which such Purchase Right is granted shall be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;
(ii)the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and
(iii)the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.

(c)No Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 6(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options shall be treated as stock owned by such Employee.
(d)As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, shall be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.
(e)Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, shall be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

7.	PURCHASE RIGHTS; PURCHASE PRICE.

(a)On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding fifteen percent (15%) of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering.
(b)The Board shall establish one (1) or more Purchase Dates during an Offering as of which Purchase Rights granted pursuant to that Offering shall be exercised and purchases of shares of Common Stock shall be carried out in accordance with such Offering.
(c)In connection with each Offering made under the Plan, the Board may specify a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering. In connection with each Offering made under the Plan, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.
(d)The purchase price of shares of Common Stock acquired pursuant to Purchase Rights shall be not less than the lesser of:
(i)an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the Offering Date; or
(ii)an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

8.	PARTICIPATION; WITHDRAWAL; TERMINATION.

(a)A Participant may elect to authorize payroll deductions pursuant to an Offering under the Plan by completing and delivering to the Company, within the time specified in the Offering, an enrollment form (in such form as the Company may provide). Each such enrollment form shall authorize an amount of Contributions expressed as a percentage of the submitting Participant’s earnings (as defined in each Offering) during the Offering (not to exceed the maximum percentage specified by the Board). Each Participant’s Contributions shall be credited to a bookkeeping account for such Participant under the Plan and shall be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party. To the extent provided in the Offering, a Participant may begin such Contributions after the beginning of the Offering. To the extent provided in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. To the extent specifically provided in the Offering, in addition to making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash or check prior to each Purchase Date of the Offering.
(b)During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided otherwise in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the Participant) under the Offering, and such Participant’s Purchase Right in that Offering shall thereupon terminate. A Participant’s withdrawal from an Offering shall have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new enrollment form in order to participate in subsequent Offerings.
(c)Purchase Rights granted pursuant to any Offering under the Plan shall terminate immediately upon a Participant ceasing to be an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated or otherwise ineligible Employee all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the terminated or otherwise ineligible Employee) under the Offering.
(d)Purchase Rights shall not be transferable by a Participant except by will, the laws of descent and distribution, or by a beneficiary designation as provided in Section 13. During a Participant’s lifetime, Purchase Rights shall be exercisable only by such Participant.
(e)Unless otherwise specified in an Offering, the Company shall have no obligation to pay interest on Contributions.

9.	EXERCISE.

(a)On each Purchase Date during an Offering, each Participant’s accumulated Contributions shall be applied to the purchase of shares of Common Stock up to the maximum number of shares of Common Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of Purchase Rights unless specifically provided for in the Offering.
(b)If any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount shall be held in such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from such next Offering, as provided in Section 8(b), or is not eligible to participate in such Offering, as provided in Section 6, in which case such amount shall be distributed to such Participant after the final Purchase Date, without interest. If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one (1) whole share of Common Stock on the final Purchase Date of the Offering, then such remaining amount shall be distributed in full to such Participant at the end of the Offering without interest.
(c)No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date during any Offering hereunder the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date under any Offering hereunder, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised and all Contributions accumulated during the Offering (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock) shall be distributed to the Participants without interest.

10.	COVENANTS OF THE COMPANY.

The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Purchase Rights. If, after commercially reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Purchase Rights unless and until such authority is obtained.

11.	USE OF PROCEEDS FROM SALES OF COMMON STOCK.

Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights shall constitute general funds of the Company.

12.	RIGHTS AS A STOCKHOLDER.

A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

13.	DESIGNATION OF BENEFICIARY.

(a)A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of Common Stock or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering. Any such designation shall be on a form provided by or otherwise acceptable to the Company.
(b)The Participant may change such designation of beneficiary at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

14.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.
(a)If any change is made in, or other events occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the effective date of the Plan set forth in Section 17 without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”)), the Plan shall be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Section 4(a), and the outstanding Purchase Rights shall be appropriately adjusted in the class(es), number of shares and purchase limits of such outstanding Purchase Rights. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)
(b)In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then the Participants’ accumulated Contributions shall be used to purchase shares of Common Stock within ten (10) business days prior to the Corporate Transaction under the ongoing Offering, and the Participants’ Purchase Rights under the ongoing Offering shall terminate immediately after such purchase.

15.	AMENDMENT OF THE PLAN.
(a)The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 14(a) relating to Capitalization Adjustments and except as to amendments solely to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for Participants or the Company or any Related Corporation, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code or other applicable laws or regulations.
(b)It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans and/or to bring the Plan and/or Purchase Rights into compliance therewith.
(c)The rights and obligations under any Purchase Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan except: (i) with the consent of the person to whom such Purchase Rights were granted, or (ii) as necessary to comply with any laws or governmental regulations (including, without limitation, the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans).

16.	TERMINATION OR SUSPENSION OF THE PLAN.
(a)The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the shares of Common Stock reserved for issuance under the Plan, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.
(b)Any benefits, privileges, entitlements and obligations under any Purchase Rights while the Plan is in effect shall not be impaired by suspension or termination of the Plan except (i) as expressly provided in the Plan or with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, regulations or listing requirements, or (iii) as necessary to ensure that the Plan and/or Purchase Rights comply with the requirements of Section 423 of the Code. Notwithstanding the foregoing, if the Company’s accountants advise the Company that the accounting treatment of purchases under the Plan will change or has changed in a manner that the Company determines is detrimental to its best interests, then the Company may, in its discretion, take any or all of the following actions: (i) terminate each Offering hereunder that is then ongoing as of the next Purchase Date (after the purchase of Common Stock on such Purchase Date) under such Offering; (ii) set a new Purchase Date for each ongoing Offering and terminate such Offerings after the purchase of Common Stock on such Purchase Date; (iii) amend the Plan and the ongoing Offering so that such Offering will no longer have an accounting treatment that is detrimental to the Company’s best interests and (iv) terminate each ongoing Offering and refund any Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock) without interest to the participants.

17.	EFFECTIVE DATE OF PLAN
The Plan shall become effective on the IPO Date, but no Purchase Rights shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

18.	MISCELLANEOUS PROVISIONS.
(a)The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering shall in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.
(b)The provisions of the Plan shall be governed by the laws of the State of Delaware without resort to that state’s conflicts of laws rules.